UN
ITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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CRESTWOOD EQUITY PARTNERS LP
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  Letter to Unitholders

Dear Fellow Crestwood Unitholders,

On behalf of the Board of Directors and management of Crestwood, I am pleased to invite you to participate in our second annual meeting of unitholders on Thursday, May 11, 2023, at 2:00 pm CDT, which will be held virtually via live webcast. Your participation in the meeting and vote is important — please read the proxy materials and follow the voting instructions to ensure your units are represented at the meeting.

This unitholder meeting allows me to thank our Board of Directors and management team for their dedication and execution in repositioning Crestwood to meet current and future industry challenges and take advantage of long-term midstream opportunities. Clearly, in 2022, the US oil and gas industry faced numerous challenges including global supply and demand disruption, commodity price volatility, cost inflation and supply chain issues leading to modest capital investment in the upstream and midstream sectors compared to previous cycles. The industry has now shifted to roughly maintaining current oil and gas supply levels, with minimal growth, through better capital efficiency resulting in improved returns to investors. We believe Crestwood’s regional consolidation strategy, initiated in 2021 and completed in early 2023 with the sale of our Tres Palacios natural gas storage facility, best positions the Partnership to compete in this environment and deliver stable unitholder returns with long-term growth upside potential related to stronger commodity prices in late 2023 and beyond.

With this strategy in mind during 2022, Crestwood achieved its goal of becoming a top-tier gatherer and processor in the Williston, Delaware and Powder River basins with critical midstream infrastructure that supports significant long-term supply development in these regions. We executed on a plan, through acquisitions and divestitures, to core up our competitive position in oil-weighted resource plays, and divest our legacy, low-growth assets in gas weighted basins. The pace and cadence of these strategic transactions allowed us to maintain a strong balance sheet with liquidity and flexibility for future consolidation opportunities should they arise. The combination of the Arrow and Rough Rider assets in the Williston, the Crestwood Permian Joint Venture, Nautilus and Sendero assets in the Delaware and the interconnection of large, dedicated Continental Resources acreage blocks in the Powder River basin enabled Crestwood to build scale around our core assets, streamline operations and realize cost savings and high grade producer customers resulting in substantial, long-term acreage dedications with significant economic drilling locations in each of the basins we operate. Additionally, we issued our first Carbon Management Plan which highlights our commitment to actionable emission intensity reductions of acquired midstream assets through Crestwood’s industry leading ESG platform. All in all, 2022 was a critical year in repositioning our asset portfolio for long-term value creation, and we are very pleased with how Crestwood is positioned for the future.

Robert G. Phillips Founder, Chairman and Chief Executive Officer

Letter to Unitholders

In 2023, we plan to execute on a core-asset optimization strategy which will focus on driving lower operating and organizational costs from recent acquisitions and divestitures, connecting a record number of new wells planned by our producers, and reducing growth capital year over year. Looking forward, we will utilize a disciplined capital allocation strategy that delivers both near term debt reduction and a high-returning accretive capital program to increase system capacity where needed for future producer development and add to our long-term dedicated inventory position.

Capturing these opportunities over the next few years should provide Crestwood’s investors with improved visibility to increasing free cash flow, debt reduction back to our long-term 3.5x leverage target, and greater distribution growth and coverage potential which should lead to attractive capital allocation priorities that drive value creation for our investors.

Finally, I am also pleased to acknowledge the entire Crestwood organization by highlighting recognition from leading third-party organizations for our efforts in sustainability, customer service and operations, and investor and employee relations. These awards include an upgrade to an A rating by MSCI, inclusion into the Bloomberg Gender-Equality Index for the third consecutive year, #1 rankings in customer service and operations by EnergyPoint Research, numerous #1 rankings by Institutional Investor, and for five consecutive years, recognition as one of Houston Chronicle’s Top Workplaces. These accomplishments exemplify Crestwood’s commitment to being a leading midstream operator with a sharp focus on safety, customer service, environmental stewardship, community engagement and a best-in-class employer to our valued employees.

We look forward to the upcoming annual meeting and remain appreciative of your on-going support and investment in Crestwood.

Sincerely,

Robert G. Phillips

Founder, Chairman and

Chief Executive Officer

Carlsbad Processing Plant acquired from Sendero Midstream in July 2022

  About Crestwood

Crestwood Equity Partners LP (NYSE: CEQP) is a publicly traded master limited partnership that owns and operates midstream assets located primarily in the Williston Basin, Delaware Basin and Powder River Basin. Our operations and financial results are divided into three segments that include Gathering & Processing North, Gathering & Processing South and Storage & Logistics.

KEY CORPORATE HIGHLIGHTS

Corporate Profile (1)		2022 Financial and Operating Stats

Market Capitalization	$2,743 MM	Net Income	$72.5 MM

Units Outstanding	105.2 MM	Adjusted EBITDA	$762.1 MM

Distribution Yield	10%	Gas Gathering Capacity	1.9 Bcf/d

Annualized Distribution per Unit	$2.62	Gas Processing Capacity	1.4 Bcf/d

Full-time Employees	753(2)	Crude Oil Gathering Capacity	340 MBbls/d

(1) Market data as of February 17, 2023 (2) As of December 31, 2022

CRESTWOOD’S COMMITMENT TO EXCELLENCE

  Notice of 2022 Annual Meeting of

  Unitholders

Date & Time

Items of Business:

•  To elect the three directors named in this proxy statement to serve as Class II directors on the board of directors (the “Board of Directors” or the “Board”) of our general partner, Crestwood Equity GP, LLC (the “General Partner”) until the 2026 annual meeting of unitholders or until their respective successors are elected and qualified

• To approve, on a non-binding advisory basis, our named executive officer compensation

• To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the Partnership for the fiscal year ending December 31, 2023

• To approve an amendment to the Crestwood Equity Partners LP 2018 Long-Term Incentive Plan to increase the number of units authorized for issuance under the plan

• To transact such other business as may properly come before the meeting or any adjournment or postponement thereof

The Board of Directors has fixed March 15, 2023, as the record date for determining unitholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only unitholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

Thursday, May 11, 2023 2:00 p.m., Central Time
Virtual Meeting
Register to attend at www.proxydocs.com/CEQP

The Board of Directors

Recommends You Vote:

  FOR the election of each director nominee

 FOR the approval of the executive compensation

  FOR the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm

  FOR the amendment to the 2018 Long-Term Incentive Plan

By Order of the Board of Directors,

Robert G. Phillips

Founder, Chairman and Chief Executive Officer

Houston, Texas

March 31, 2023

Important Notice Regarding the Availability of Proxy Materials for the Crestwood Equity

Partners LP Unitholder Meeting to be Held on May 11, 2023. The Proxy

Statement and our 2022 Annual Report on Form 10-K are available at www.proxydocs.com/CEQP

  Summary

This summary highlights some information about us and this Proxy Statement. It may not contain all of the information that is important to you. You should read this Proxy Statement in its entirety together with the more detailed information found in the documents we file with the SEC, including those listed under the heading “Incorporation of Documents by Reference.” You should assume that the information in this Proxy Statement is accurate only as of the date of this Proxy Statement, or, in the case of documents we previously filed with the SEC and incorporated by reference, as of the date of those documents. Our business, financial condition, results of operations, and prospects may have changed since those dates. In this Proxy Statement, unless specifically noted otherwise, “we,” “us”, “our,” the “Company” or the “Partnership” refer to Crestwood Equity Partners LP and its subsidiaries.

Annual Meeting of Shareholders

Date & Time	Virtual Meeting	Record Date
Thursday, May 11, 2023 2:00 p.m., Central Time	Register to attend at www.proxydocs.com/CEQP	March 15, 2023

Meeting Agenda and Voting Recommendations

	Board Voting Recommendation	Page Reference

Proposal 1 – Election of Directors	FOR	4

Proposal 2 – Advisory Vote for Executive Compensation	FOR	26

Proposal 3 – Ratification of Independent Auditor for 2023	FOR	64

Proposal 4 – Amendment to the 2018 Crestwood Equity Partners LP Long-Term Incentive Plan	FOR	66

Any additional matters

Board Members

Name	Director Since	Independent	Committees

Robert G. Phillips	2010

Warren H. Gfeller	2001	✓	Nominating & Governance (Chair)

Janeen S. Judah	2018	✓	Nominating & Governance, Sustainability (Chair)

David Lumpkins	2015	✓	Audit, Finance (Chair)

Angela A. Minas	2022	✓	Audit (Chair), Compensation

Gary D. Reaves	2022	✓	Finance

John J. Sherman	2001	✓	Finance, Sustainability

Frances M. Vallejo	2021	✓	Audit, Compensation, Sustainability

Clay C. Williams	2022	✓	Compensation (Chair), Nominating & Governance

i

Summary

Integrated Approach to Risk Management

Crestwood is committed to enterprise risk management practices that are inclusive of all disciplines within the organization and support our goal of shaping ESG in the midstream sector.

•	Crestwood’s Enterprise Risk Management (ERM) process enables our company to remain vigilant and prepared for potential risks to the business

•	As ESG risks continue to rise in importance to our business and our industry, we are integrating and combining the ESG risk assessment with our ERM process

•	Assigned key enterprise risks, including ESG-related risks, to each Board Committee for oversight

•	The final risk profile is reviewed by executive management, the Audit Committee, the Sustainability Committee and the Board of Directors

Board Committees	Risk Oversight

Audit	Practices related to assessing, managing and mitigating risk, including the integrity of our financial statements and financial reporting processes and cybersecurity risks.

Sustainability	Sustainability risks including climate-related risks, indigenous rights and relationships, government relations, reputational risk, ESG matters as well as oversight of our sustainability reporting program.

Compensation	People and compensation-related risks, employee retention and performance.

Finance	Financial risks, including liquidity and capital structure, distribution policy and compliance with material debt instruments.

Nominating and Governance	Corporate governance framework, including director appointment, education and evaluation processes, Crestwood’s corporate governance practices and Code of Business Conduct.

The Board has responsibility for overall risk oversight for the company.
Committee Chairs regularly report to the full Board providing an opportunity to identify and discuss any risk-related issues or request additional information.

ii

      Summary

Corporate Governance Highlights

We remain committed to strong corporate governance and we demonstrate our corporate responsibility by adhering to the highest ethical standards. Crestwood’s policies are designed to promote exceptional business behavior with a commitment to transparency.

Oversight	Policies & Disclosure

  Independent Lead Director

  Eliminated single-trigger Change of Control provisions

  Annual Board, Committee and Director evaluation process administered by our Independent Lead Director

  Annual advisory vote on executive compensation

  Employee and executive compensation tied to sustainability and safety metrics as well as key financial metrics

  ESG oversight by Board and Sustainability Committee; Cybersecurity oversight by Audit Committee

  Annual enterprise risk assessment with Board and senior leadership team

  Clawback Policy

  Whistleblower Policy

  Statement on Code of Business Conduct and Ethics

  Board diversity statement

  Unit ownership guidelines for directors and executives

  Annual ESG reporting in alignment with GRI, TCFD and SASB Midstream frameworks

  Review Corporate Governance Guidelines and Charters annually

  Published Board skills matrix

*	Bolded highlights were implemented in 2022.

Board Composition

Mix of director tenure, skills and background provides a balance of experience and institutional knowledge with fresh perspectives

89%	INDEPENDENT DIRECTORS	33%	WOMEN DIRECTORS	44%	THREE YEARS OR LESS TENURE

(100% independent directors on all Board committees)		22%	RACIAL AND ETHNIC GROUP REPRESENTATION

iii

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts, including statements regarding our environmental and other sustainability plans and goals, made in this document are forward-looking. We use words such as anticipates, believes, expects, future, intends, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our 2022 Annual Report on Form 10-K. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

  Annual Meeting Information

General

The enclosed proxy is solicited by the Board of Directors of the General Partner for the Annual Meeting of Unitholders to be held at 2:00 p.m., Central Time, on May 11, 2023, and any adjournment or postponement thereof. We will conduct a virtual online Annual Meeting, so our unitholders can participate from any geographic location with Internet connectivity. We believe this enhances accessibility to our Annual Meeting for all our unitholders and employees. Unitholders may participate in the Annual Meeting by registering at www.proxydocs.com/CEQP and entering the control number listed on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form, and may submit questions during, or in advance, of the Annual Meeting. Our principal office is located at 811 Main Street, Suite 3400, Houston, Texas 77002. This proxy statement is first being made available to our unitholders on or about March 31, 2023. References to “the Company,” “the Partnership,” “CEQP,” “we,” “us,” “our,” “ours” and similar terms refer to Crestwood Equity Partners LP.

Outstanding Securities and Quorum

Only holders of record of our common units and preferred units (collectively, “Units”) at the close of business on March 15, 2023, the record date, will be entitled to notice of, and to vote at, the Annual Meeting. On that date, we had 105,354,037 common units outstanding and 71,257,445 preferred units outstanding and entitled to vote. Each common unit is entitled to one vote for each director nominee and one vote for each other item to be voted on at the Annual Meeting. Each preferred unitholder is entitled to vote on a 1-for-10 as converted basis with every ten preferred units entitled to one vote for each director nominee and one vote for each other item to be voted on at the Annual Meeting. A majority of the aggregate outstanding Units entitled to vote, present or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker nonvotes will be included in determining the presence of a quorum for the Annual Meeting.

Internet Availability of Proxy Materials

We are furnishing proxy materials to some of our unitholders via the Internet by mailing a Notice of Internet Availability of Proxy Materials, instead of mailing or e-mailing copies of those materials. The Notice of Internet Availability of Proxy Materials directs unitholders to a website where they can access our proxy materials, including our Proxy Statement and our Annual Report on Form 10-K, and view instructions on how to vote via the Internet, mobile device, or by telephone. If you received a Notice of Internet Availability of Proxy Materials and would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials via e-mail, you will continue to receive access to those materials electronically unless you elect otherwise.

We encourage you to register to receive all future unitholder communications electronically, instead of in print. This means that access to the Annual Report on Form 10-K, Proxy Statement, and other correspondence will be delivered to you via e-mail.

Proxy Voting

Units that are properly voted via the Internet, mobile device, or by telephone or for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted in accordance with the Board’s recommendations as follows: “FOR” the election of each of the nominees to the Board named herein; “FOR” the ratification of the appointment of our independent auditors; “FOR” approval, on

1

Annual Meeting Information

an advisory basis, of our executive compensation as described in this proxy statement and “FOR the amendment to our 2018 Long-Term Incentive Plan. It is not expected that any additional matters will be brought before the Annual Meeting, but if other matters are properly presented, the persons named as proxies in the proxy card or their substitutes will vote in their discretion on such matters.

Voting via the Internet, mobile device, or by telephone helps save money by reducing postage and proxy tabulation costs. To vote by any of these methods, read this proxy statement, have your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form in hand, and follow the instructions below for your preferred method of voting. Each of these voting methods is available 24 hours per day, seven days per week.

We encourage you to cast your vote by one of the following methods:

VOTE BY INTERNET Units Held of Record: www.proxypush.com/CEQP	VOTE BY TELEPHONE Units Held of Record: 866-318-2454
Units Held in Street Name: See Notice of Internet Availability or Voting Instruction Form	Units Held in Street Name: See Voting Instruction Form

The way your Units may be voted depends on how your Units are held. If you own Units of record, meaning that your Units are represented by certificates or book entries in your name so that you appear as a unitholder on the records of American Stock Transfer & Trust Company, LLC, our transfer agent, you may vote by proxy, meaning you authorize individuals named in the proxy card to vote your Units. You may provide this authorization by voting via the Internet, mobile device, by telephone, or (if you have received paper copies of our proxy materials) by returning a proxy card. You also may participate in and vote during the Annual Meeting. If you own Units of record and you do not vote by proxy or at the Annual Meeting, your Units will not be voted.

If you own Units in street name, meaning that your Units are held by a bank, brokerage firm, or other nominee, you may instruct that institution on how to vote your shares. You may provide these instructions by voting via the Internet, mobile device, by telephone, or (if you have received paper copies of proxy materials through your bank, brokerage firm, or other nominee) by returning a voting instruction form received from that institution. You also may participate in and vote during the Annual Meeting. If you own Units in street name and do not either provide voting instructions or vote during the Annual Meeting, the institution that holds your Units cannot vote your Units at the Annual Meeting.

Voting Standard

A nominee for director shall be elected to the Board by a plurality of the votes cast, in person or by proxy, by the holders of outstanding Units, voting as a single class. The conversion ratio of preferred units to common units is currently 10-to-1, but may be adjusted to account for unpaid distributions on such preferred units as needed. Abstentions and broker nonvotes will have no effect on the outcome of the election. Broker non-votes occur when a person holding Units in street name, such as through a brokerage firm, does not provide instructions as to how to vote those common units and the broker does not then vote those Units on the unitholder’s behalf.

For all other matters proposed for a vote at the Annual Meeting, the affirmative vote of a majority of the outstanding Units present or represented by proxy and entitled to vote on the matter is

2

Annual Meeting Information

required to approve the matter. For these matters, abstentions are not counted as affirmative votes on a matter but are counted as present and entitled to vote, and broker nonvotes, if any, will have no effect on the outcome of these matters.

Revocation

If you own Units of record, you may revoke your proxy or change your voting instructions at any time before your Units are voted at the Annual Meeting by delivering to the General Partner a written notice of revocation or a duly executed proxy (via the Internet, mobile device, or telephone or by returning a proxy card) bearing a later date or by participating in and voting during the Annual Meeting. A unitholder owning Units in street name may revoke or change voting instructions by contacting the bank, brokerage firm, or other nominee holding the Units or by participating in and voting during the Annual Meeting.

Participating in the Annual Meeting

This year’s Annual Meeting will be accessible through the Internet. We are conducting a virtual online Annual Meeting so our unitholders can participate from any geographic location with Internet connectivity. We believe this enhances accessibility to our Annual Meeting for all of our unitholders and employees.

You are entitled to participate in the Annual Meeting if you were a unitholder as of the close of business on March 15, 2023, the record date, or hold a valid proxy for the meeting. To participate in the Annual Meeting, including to vote and to view the list of registered unitholders as of the record date during the meeting, unitholders of record must access the meeting website at www.proxydocs.com/CEQP and enter the control number found on the Notice of Internet Availability of Proxy Materials or on the proxy card provided to you with this Proxy Statement, or that is set forth within the body of the email sent to you with the link to this Proxy Statement. If your Units are held in street name and your Notice of Internet Availability of Proxy Materials or voting instruction form indicates that you may vote those common units through the www.proxypush.com/CEQP website, then you may access, participate in, and vote at the Annual Meeting with the control number indicated on that Notice of Internet Availability of Proxy Materials or voting instruction form. Otherwise, unitholders who hold their Units in street name should contact their bank, broker, or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” to be able to attend, participate in, or vote at the Annual Meeting.

Regardless of whether you plan to participate in the Annual Meeting, it is important that your Units be represented and voted at the Annual Meeting. Accordingly, we encourage you to vote in advance of the Annual Meeting.

Unitholders are able to submit questions for the Annual Meeting’s question and answer session during the meeting. Unitholders who have been provided or obtained a control number may submit a question in advance of the meeting at www.proxydocs.com/CEQP after logging in with that control number. We also will post a replay of the Annual Meeting on our investor relations website, which will be available following the meeting. Additional information regarding the rules and procedures for participating in the Annual Meeting (including any adjournment thereof) will be set forth in our meeting rules of conduct, which unitholders can view during the meeting. The meeting rules, procedures and code of conduct will be posted 15 minutes before the meeting start.

We encourage you to access the Annual Meeting before it begins. Online check-in will be available at 1:45pm CT, approximately 15 minutes before the meeting starts on May 11, 2023. If you have difficulty accessing the meeting, please call the technical support number that will be posted in your instructional email you will receive after registering to attend the Annual Meeting. We will have technicians available to assist you.

3

Proposal 1 — Election of Class II Directors

Board and Governance Structure

General Overview and Board Makeup

The Board currently has nine members, including the CEO, who currently serves as Chairman of the Board. The Board is divided into three staggered classes, as set forth below. At each annual meeting, only the eligible directors of a class whose term is expiring will be up for election and, upon election, the elected directors in that class will serve for a term of three years, subject to a director’s earlier resignation, death or removal. If a director is elected to the Board to fill a vacancy, that director will have the same remaining term as his or her predecessor.

Our governing documents require that at least a majority of directors must meet the independence requirements of the national securities exchange on which the securities of the Partnership are listed (currently New York Stock Exchange or NYSE).

Class II Directors Standing for Election at the 2023 Annual Meeting

The Board has currently fixed the number of directors constituting the Board at nine. The Board, based on the recommendation of the Nominating and Governance Committee, proposed that the following three nominees be elected at the Annual Meeting, each of whom will hold office until the 2026 annual meeting of unitholders or until his or her successor shall have been elected and qualified:

•	David Lumpkins

•	Frances M. Vallejo

•	Gary D. Reaves

Gary Reaves was appointed to the Board on September 15, 2022, pursuant to a Director Nomination and Voting Support Agreement between the Company and FR XIII Crestwood Permian Basin Holding LLC, a subsidiary of First Reserve (“First Reserve”). The Director Nomination and Voting Support Agreement grants First Reserve certain designation rights pursuant to which First Reserve may cause the Board to nominate a designee selected by First Reserve, subject to ongoing ownership thresholds.

Each of the nominees is currently a director of the General Partner and has been elected to hold office until the 2023 Annual Meeting or until his or her successor has been elected and qualified. Mr. Lumpkins was appointed to the Board in 2015 and Ms. Vallejo was appointed to the Board in 2021. Both Mr. Lumpkins and Ms. Vallejo were classified as Class II directors on August, 20, 2021. Mr. Reaves was appointed to the Board in 2022 and classified as a Class II director on November 10, 2022. Biographical and related information on each nominee is set forth below.

The Board expects that the three nominees will be available to serve as directors. However, if any of them should be unwilling or unable to serve, the Board may nominate and elect substitute nominees, and the proxies will be voted in favor of any such substitute nominees.

The Board of Directors recommends a vote "FOR" each nominee.

4

  Board of Directors Information

In evaluating the nominees for the Board of Directors, the Board and the Nominating and Governance Committee took into account the qualities they seek for directors, and the directors’ individual qualifications, skills, and background that enable the directors to effectively and productively contribute to the Board’s oversight of the Partnership, as discussed below in each biography and under “Director Nominee Tenure, Skills, and Characteristics.” When evaluating re-nomination of existing directors, the Nominating and Governance Committee also considers the nominees’ past and ongoing effectiveness on the Board and their independence.

Director Biographical Information

Directors Standing for Election at the 2023 Annual Meeting

David Lumpkins

Biography

David Lumpkins was appointed to the Board in November 2015

Mr. Lumpkins is currently the President of DKLF, L.P., a private investment partnership. He previously served as the Chairman of PetroLogistics II, LLC, a petrochemical development company. He was the co-founder and Executive Chairman of PetroLogistics, a NYSE listed company which was acquired by Flint Hills Resources in July 2014. Mr. Lumpkins was also previously the co-founder and Chairman of PL Midstream, a pipeline transportation and storage company based in Louisiana, which was sold to Boardwalk Partners in 2012. Prior to the formation of these companies, Mr. Lumpkins worked in the investment banking industry for 17 years, principally for Morgan Stanley and Credit Suisse. In 1995, Mr. Lumpkins opened Morgan Stanley’s Houston office and served as head of the firm’s southwest region. Mr. Lumpkins previously served as a director of Westlake Chemical Partners LP and Crestwood Midstream GP LLC.

Mr. Lumpkins received his undergraduate degree and MBA from the University of Texas.

Independent
Joined the Board 2015 Age 68 Committees: Audit Finance (Chair)

5

   Board of Directors Information

Frances M. Vallejo

Biography

Frances Vallejo was appointed to the Board in February 2021

Ms. Vallejo currently serves on the Board of Directors of Coterra Energy Inc., which she joined following her tenure on the Board of Directors of Cimarex Energy Co., which began in 2017. At Coterra she is a member of the Audit Committee and Co-chair of the Governance and Social Responsibility Committee. She is a former executive officer of ConocoPhillips where she began her career in 1987. She served as Vice President Corporate Planning and Development from April 2015 until December 2016 and as Vice President and Treasurer from October 2008 until March 2015. Prior to October 2008, she served as General Manager Corporate Planning and Budgets, Vice President Upstream Planning and Portfolio Management, Assistant Treasurer, Manager Strategic Transactions, and in other geophysical, commercial, and finance roles. Ms. Vallejo was a member of the Board of Trustees of Colorado School of Mines from 2010 until 2016 and is currently a member of the Colorado School of Mines Foundation Board of Governors.

Ms. Vallejo holds a Bachelor of Science in mineral engineering mathematics from Colorado School of Mines and a Master of Business Administration from Rice University, where she was named a Jones Scholar.

Independent
Joined the Board 2021 Age 57 Committees: Audit Compensation Sustainability

Gary D. Reaves

Biography

Gary Reaves was appointed to the Board in September 2022

Mr. Reaves is currently a Managing Director at First Reserve, which he joined in 2006. Mr. Reaves’ responsibilities include investment origination, execution, and exit, focusing on midstream assets and the equipment, manufacturing and services sectors. Prior to joining First Reserve, he was an Analyst in the Global Energy Group at UBS Investment Bank. He also spent time as an Analyst in Financial Advisory Services for Howard Frazier Barker Elliott, Inc.

Mr. Reaves holds a B.B.A. from the University of Texas.

Independent
Joined the Board 2022 Age 43 Committee: Finance

6

Board of Directors Information

Other Directors Not Standing for Election at the 2023 Annual Meeting

Class III Directors (term expires by 2024 annual meeting of unitholders)

Robert G. Phillips

Biography

Robert G. Phillips has served as Chairman and Chief Executive Officer of our general partner since June 2013, and, until January 2022, also served as President

Mr. Phillips served as Chairman, President and CEO of, the Partnership’s predecessor, from November 2007 until October 2013. Previously, Mr. Phillips served as President and Chief Executive Officer and a Director of Enterprise Products Partners L.P. from February 2005 until June 2007 and Chief Operating Officer and a Director of Enterprise Products Partners L.P. from September 2004 until February 2005. Mr. Phillips also served on the Board of Directors of Enterprise GP Holdings L.P., the general partner of Enterprise Products Partners L.P., from February 2006 until April 2007. He previously served as Chairman of the Board and CEO of GulfTerra Energy Partners, L.P. (GTM) from 1999 to 2004 prior to GTM’s merger with Enterprise Product Partners, LP, and held senior executive management positions with El Paso Corporation, including President of El Paso Field Services from 1996 to 2004. Prior to that he was Chairman, President and CEO of Eastex Energy, Inc. from 1981 to 1995. Mr. Phillips previously served as a Director of Pride International, Inc. from October 2007 to May 31, 2011, one of the world’s largest offshore drilling contractors, and was a member of its Audit Committee. Mr. Phillips served as a Director of Bonavista Energy Corporation, a Canadian independent oil and gas producer, from May 2015 to March 2020. In 2021, Mr. Phillips was appointed to the National Petroleum Council which advises the United States Department of Energy on oil and gas related matters.

Mr. Phillips holds a B.B.A. from the University of Texas at Austin and a Juris Doctor degree from South Texas College of Law.

Founder, Chairman and Chief Executive Officer Not Independent
Joined the board 2010 Age 68

7

   Board of Directors Information

Angela A. Minas

Biography

Angela A. Minas was appointed to the Board in January 2022

Ms. Minas currently serves on the Board of Directors of Vallourec S.A., a world leader in premium tubular solutions, where she serves as the Chair of the Audit Committee and a member of the Corporate and Social Responsibility (CSR) Committee. Ms. Minas has previously served on the boards of Westlake Chemical Partners, CNX Midstream Partners, Weatherford International, and Ciner Resources LP. She served as Chair of the Audit Committee for CNX Midstream and Ciner Resources. In March 2023, the Board of Directors of Woodside Energy Group Ltd., a global energy company founded in Australia, recommended Ms. Minas for appointment as a director at Woodside’s 2023 Annual General Meeting. If elected, she will join the Woodside board as a member of the Audit & Risk, the Sustainability and the Nominations & Governance Committees. During her career, Ms. Minas was Vice President and Chief Financial Officer of DCP Midstream and Chief Financial Officer, Chief Accounting Officer and Treasurer for Constellation Energy Partners.

Ms. Minas holds a Bachelor of Arts and a Master of Business Administration from Rice University where she currently serves as a member of the Board of Advisors of the Rice University Graduate Business School.

Independent
Joined the board 2022 Age 59 Committees: Audit (Chair) Compensation

Clay C. Williams

Biography

Clay C. Williams was appointed to the Board in January 2022

Mr. Williams currently serves as Chairman, President and Chief Executive Officer of NOV Inc., a multinational oilfield services company with more than 25,000 employees across 61 countries that is a provider of expert solutions, equipment and operational support for the drilling and production industries. Mr. Williams brings a unique perspective with more than 35 years of global energy industry experience to the Crestwood board, having served as NOV’s Chief Operating Officer and Chief Financial Officer and in numerous financial roles with Varco before its merger with National Oilwell in 2005. From 2009 to 2019, Mr. Williams served on the board of Benchmark Electronics.

Mr. Williams holds a Bachelor of Science degree in Civil & Geological Engineering from Princeton University and a Master of Business Administration from the University of Texas.

Independent
Joined the board 2022 Age 60 Committees: Compensation (Chair) Nominating & Governance

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Board of Directors Information

Class I Directors (terms expire by 2025 annual meeting of unitholders)

Warren H. Gfeller

Biography

Warren H. Gfeller was appointed to the Board in July 2001

He currently serves at the lead independent director and Chair of the Nominating and Governance Committee. He previously served as Chair of the Compensation Committee and a member of the Finance Committee.

Mr. Gfeller has served as a director of INNOVATE Corp. since June 2016, where he served as non-executive Chairman of the Board and Chairman of the Audit Committee. He has engaged in private investments since 1991. From 1984 to 1991, Mr. Gfeller served as President and Chief Executive Officer of Ferrellgas, Inc., a retail and wholesale marketer of propane and other natural gas liquids. Mr. Gfeller began his career with Ferrellgas in 1983 as an Executive Vice President and Chief Financial Officer. Prior to joining Ferrellgas, Mr. Gfeller was the Chief Financial Officer of Energy Sources, Inc. and a CPA at Arthur Young & Co. He has served as the Commissioner of the Kansas Department of Wildlife and Parks since 2019 and has been appointed by the U.S. Secretary of Agriculture to the U.S. Agricultural Trade Advisory Committee (ATAC) for a four-year term beginning January 2021. Mr. Gfeller has previously served in various board capacities including Chairman of the Board, Lead Director, Chairman of Audit and Compensation Committees for several public and private companies engaged in a variety of industries.

Mr. Gfeller received a Bachelor of Arts degree from Kansas State University.

Lead Independent
Joined the board 2001 Age 70 Committee: Nominating & Governance (Chair)

9

   Board of Directors Information

Janeen S. Judah

Biography

Janeen Judah was appointed to the Board in November 2018

Ms. Judah has served as a director of Patterson-UTI since April 2018. Ms. Judah has also served as a director for privately held Aethon Energy III, LLC since June 2019, and as a member of the University Lands Advisory Board since August 2020. Ms. Judah served as a director of Jagged Peak Energy Inc. from April 2019 to January 2020, when Jagged Peak was acquired by Parsley Energy. Ms. Judah served as the President of the Society of Petroleum Engineers from September 2016 to October 2017 while on secondment from Chevron, and as a member of the Board of Directors of the Society of Petroleum Engineers from 2003 to 2006 and from 2012 to 2018. Ms. Judah held numerous leadership positions at Chevron, including general manager for Chevron’s Southern Africa business unit from August 2010 to September 2016, president of Chevron Environmental Management Company from August 2007 to August 2010 and general manager of reservoir and production engineering for Chevron Energy Technology Company from June 2004 to August 2007. Before joining Chevron in 1998, she held various upstream petroleum engineering positions for Texaco and Arco, starting in Midland in 1981.

Ms. Judah holds Bachelor of Science and Masters of Science degrees in petroleum engineering from Texas A&M University, a Masters of Business Administration from the University of Texas of the Permian Basin and a Juris Doctorate from the University of Houston Law Center.

Independent
Joined the Board 2018 Age 63 Committees: Sustainability (Chair) Nominating & Governance

John J. Sherman

Biography

John J. Sherman was appointed to the Board in July 2001

Mr. Sherman is the former Chairman, Chief Executive Officer and President of Inergy Holdings GP, LLC, Inergy, L.P. and Inergy Midstream, L.P., and served in those positions until 2013. He is currently the Chairman and CEO of the Kansas City Royals Baseball Club and previously served as the Vice Chairman of the Cleveland Guardians Baseball Club. Prior to joining our predecessor, he was a Vice President with Dynegy Inc. from 1996 through 1997. From 1991 through 1996, Mr. Sherman was the president of LPG Services Group, Inc., a company he co-founded and grew to become one of the nation’s largest wholesale marketers of propane before Dynegy acquired LPG Services in 1996. From 1984 through 1991, Mr. Sherman was a Vice President and member of the management committee of Ferrellgas. Mr. Sherman previously served on the board for Evergy and currently serves on the board for Tech Accel LLC.

Mr. Sherman is a graduate of Ottawa University.

Independent
Joined the Board 2001 Age 67 Committees: Finance Sustainability

10

Board of Directors Information

Board Skills & Diversity

11

Board of Directors Information

Director Nominee Tenure, Skills, and Characteristics

In 2021, we established a Nominating and Governance Committee, which meets at least quarterly and reviews the performance, and contributions of existing Board members to the extent they are candidates for re-election and considers all aspects of each candidate’s qualifications and skills in the context of the Partnership’s needs at that point in time. The Nominating and Governance Committee includes, and has any search firm that it engages include, women and individuals from underrepresented racial/ethnic groups in the pool from which the Committee selects director candidates. When considering candidates as potential Board members, the Board and the Nominating and Governance Committee will evaluate the candidates’ ability to contribute to such diversity. The Board assesses its effectiveness in this regard as part of its Board and director evaluation process. Currently, of our three director nominees, one is a woman, all are independent, and two have served for five years or less. The Board’s composition also represents a balanced approach to director tenure, allowing the Board to benefit from the experience of longer-serving directors combined with fresh perspectives from newer directors. The tenure range of our Board is as follows:

Tenure on Board	Number of Directors

More than 10 years	2

3-10 years	3

2 years or less	4

Among the qualifications and skills of a candidate considered important by the Nominating and Governance Committee are:

• Energy Industry Experience	• ESG/Sustainability

• Financial/Audit & Risk	• Technical/Engineering

• Government Relations/Public Policy	• Health, Safety, Environmental (HSE)

• Senior Executive (C-Suite) Experience	• Cybersecurity/IT

• M&A/Capital Markets

Corporate Governance

Board Leadership

The Board is responsible for the control and direction of the Partnership. The Board represents the unitholders and its primary purpose is to build long-term unitholder value. The Board has no policy that requires that the positions of the Chairman of the Board (the Chairman) and the Chief Executive Officer (CEO) be separate or that they be held by the same individual. The Board believes that this determination should be based on circumstances existing from time to time, including the composition, skills and experience of the Board and its members, specific challenges faced by us or the industry in which it operates, and governance efficiency.

The Chair of the Board is selected by the Board and currently is our Founder and CEO, Robert G. Phillips. The Board believes that this leadership structure is appropriate given Mr. Phillips’ role in founding the Partnership and his significant ownership stake. The Board believes that this leadership structure improves the Board’s ability to focus on key policy and operational issues and helps the Partnership operate in the long-term interests of unitholders.

In addition, the independent directors on the Board have appointed a Lead Director from the Board’s independent directors, currently Warren Gfeller, in order to promote independent leadership of the Board. The lead director presides over the executive sessions of the independent directors (which occur at least once a year), chairs Board meetings in the Chair’s absence, works with management and the independent directors to approve agendas, schedules, information, and

12

Board of Directors Information

materials for Board meetings, and is available to engage directly with major shareholders where appropriate. In addition, the lead director confers with the Chair of the Board and the independent directors and reviews, as appropriate, the annual schedule of regular Board meetings and major Board meeting agenda topics. The guidance and direction provided by the Lead Director reinforce the Board’s independent oversight of management and contribute to communication among members of the Board.

Director Independence

Because we are a limited partnership, the listing standards of the NYSE do not require that we have a majority of independent directors on the Board, nor that the Partnership establish or maintain a Nominating and Governance Committee or Compensation Committee of the Board. We are, however, required to have an Audit Committee consisting of at least three members, all of whom are required to be independent as defined by the NYSE. The Board has determined that, Warren Gfeller, Janeen Judah, David Lumpkins, Angela Minas, Gary Reaves, John Sherman, Frances Vallejo, and Clay Williams qualify as independent pursuant to independence standards established by the NYSE as set forth in Section 303A.02 of the NYSE Listed Company Manual. To be considered an independent director under the NYSE listing standards, the Board must affirmatively determine that a director has no material relationship with us other than as a director. In making this determination, the Board adheres to all of the specific tests for independence included in the NYSE listing standards and considers all other facts and circumstances it deems necessary or advisable.

A director need not be a member of the General Partner or a Limited Partner; however, a majority of the Directors comprising the Board of Directors must meet the independence standards required of directors who serve on a board of directors established by the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) thereunder and by the National Securities Exchange on which the common units are listed or admitted to trading (or if no such National Securities Exchange, the NYSE).

Risk Oversight

The Partnership faces a number of risks, including environmental and regulatory risks, and others, such as the impact of competition. Management is responsible for the day-to-day management of risks the Partnership faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In fulfilling its risk oversight role, the Board must determine whether risk management processes designed and implemented by our management are adequate and functioning as designed. Senior management regularly delivers presentations to the Board on strategic matters, operations, risk management and other matters, and is available to address any questions or concerns raised by the Board.

Our board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists with risk management oversight including in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements and our risk management policy related to our commodity price risk management activities. The Compensation Committee assists the Board with risk management related to our compensation policies and programs. The Sustainability Committee assists the Board on matters relating to sustainability, which include environmental risks and opportunities, social responsibility and impacts, employee, contractor and community health and safety, and activities related to stakeholder engagement and community investment. The Finance Committee assists the Board in fulfilling its oversight responsibilities across the principal areas of corporate finance and financial risk management. The Nominating and Governance Committee assists the Board on matters related to the evaluation of the Board and its standing committees, succession planning of the CEO and key executive officers and oversight responsibilities regarding the governance of the Partnership.

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Board of Directors Information

Oversight of Cybersecurity Risk

As with any key operational risk, the Company has a robust governance structure around cybersecurity. Our program is governed at the Board level through the Audit Committee where our Senior Vice President of Internal Audit, Technology and Implementation Services provides quarterly updates to the committee and executive management. Internally, a Cybersecurity Steering Committee, which is represented by a cross-section of leaders, meets on a frequent basis and is responsible for developing the Company’s cybersecurity goals and objectives, reviewing the results of penetration testing and drills, and monitoring current trends and threats. Our framework extends to all stakeholders at the Company where our goal is to protect privacy, equipment and sensitive information in both the corporate network and throughout our field operations.

Risk Assessment in Compensation Programs

During the year our Compensation Committee conducted an analysis of potential risks posed by the Company’s compensation program, asking, in essence, whether the program might encourage the executive officers to take unnecessary or excessive risks, or whether the program might encourage the manipulation of reported earnings. As part of its analysis, the Compensation Committee also considered mitigating factors and controls. Based on its analysis, the Compensation Committee determined that our compensation program is unlikely to motivate inappropriate risk-taking.

Component	Potential Risk	Mitigating Factors

Base Salary	• Unsustainable fixed expenses • Retention challenges if too low	• Management of expenses and increases • Periodic market surveys

Annual Incentive Plan	• Imprudent risk taking to maximize short-term reported financial results • Earnings manipulation	• Internal financial controls • Award limits • Long-term incentive awards at risk • Unit ownership guidelines • Independent audit

Long-Term, Equity-Based Incentive Plans	• Imprudent risk taking to maximize short-term reported financial results • Earnings manipulation	• Award limits • Unit ownership guidelines • Long vesting periods • Internal financial controls • Independent audit

Health & Insurance Benefits	• Unsustainable fixed expenses • Retention challenges if too low	• Management of expenses • Periodic market surveys

Retirement Benefits	• Unsustainable fixed expenses • Retention challenges if too low • Legal compliance risks	• Management of expenses • Limited nonqualified retirement benefits • Third-party professional advisors • Periodic market surveys • Independent audit

Severance Plans	• Unsustainable fixed expenses	• Limitations within employment agreements • Award limits

Perquisites	• Unsustainable fixed expenses • Retention challenges if too low	• Management of expenses • Periodic market surveys

Board Evaluation

On an annual basis we conduct a comprehensive Board self-evaluation to assess the effectiveness of our Board, committees, and members. The Board conducts annual evaluations through the use of both individual interviews by the Lead Director with each Board member and a written questionnaire completed by all Board members that covers a broad range of matters relating to governance, meetings, materials, and other agenda topics.

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Board of Directors Information

The Board and senior executives then review and discuss the evaluation results and any actions to be taken. The results are used to inform Board and committee composition and refreshment, including potential expansion and refinement of the attributes and experience criteria for Board membership, and to address the evolving needs of the Company. The evaluation aims (1) to find opportunities where the Board and committees can improve their performance and effectiveness, (2) to assess any need to evolve the composition and expertise of the Board, and (3) to assure that our Board and committees are operating in accordance with our Corporate Governance Guidelines, committee charters and best practices.

Code of Ethics

Crestwood is committed to running an ethical business, which is supported by our clearly articulated policies and rigorous management systems and processes. We have adopted a Code of Business Conduct and Ethics that outlines our guiding principles and expectations, which can be found at www.crestwoodlp.com/investors/governance.

Each officer, director and employee is responsible for upholding our standards for ethics and integrity as set forth in the Code. Every two years all directors and employees are required to complete ethics training on our Code.

Any employee witnessing a violation of the Code is asked to report their concern through our independent Ethics Hotline, which is available 24 hours a day, seven days a week. All employees receive regular communication about the hotline to ensure that everyone knows their reporting options and understands Crestwood’s commitment to ethics and integrity. Our compliance team takes all concerns seriously and follows the necessary protocols and processes to quickly resolve them. We maintain absolute anonymity, to the extent possible, and empower any employee reporting a violation to discuss their concern without fear of retaliation.

We track the number of requests made and the length of time from reporting to resolution to evaluate the success of the hotline. Any ethics violations and results of the whistleblower hotline are reported to the Audit Committee by our Chief Compliance Officer, who also shares quarterly general ethics updates with the Board.

Corporate Governance Guidelines

The Board has adopted a robust set of Corporate Governance Guidelines that addresses the goals and expectations with respect to key corporate governance matters. The Guidelines address the following topics:

•	Director Qualifications

•	Director Responsibilities

•	Lead Director Responsibilities

•	Director Access to Officers, Employees and Other Advisors

•	Director Orientation and Continuing Education

Director Common Unit Ownership Guidelines

Directors who are not also executive officers of the Company are required to hold common units with a value equal to five times the amount of the annual retainer paid to directors. Until such guideline is met, a director is required to retain 100% of all vested equity awards under the Company’s director compensation program.

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Board of Directors Information

Communications with Directors

Parties wishing to send written communications to the Board, other than sales-related communications, should send a letter addressed to the member or members of the Board to whom the communication is directed, care of the Corporate Secretary, 811 Main St., Suite 3400, Houston, Texas 77002. All such communications will be forwarded to the Board member or members specified.

Director Attendance at Annual Meetings

The Company does not have a formal policy with respect to director attendance at annual unitholder meetings. In 2022, all members of the Board were in attendance at the annual meeting.

Please visit our investor relations website at www.crestwoodlp.com/investors, “Governance,” for additional information on our corporate governance.

Board Meetings and Committees

The Board meets in regularly scheduled sessions and holds special meetings and acts by unanimous written consent whenever circumstances require such meetings. Our independent directors meet in executive session at least once a year. During 2022, there were 13 total meetings of the Board. All incumbent directors attended at least 97% of the aggregate of the meetings of the Board and committees on which they served occurring during 2022.

The Board has established an Audit Committee, a Compensation Committee, a Finance Committee, a Nominating and Governance Committee and a Sustainability Committee, each of which is comprised entirely of directors who meet the applicable independence requirements of the NYSE rules. The committees keep the Board informed of their actions and provide assistance to the Board in fulfilling its oversight responsibility to unitholders. The table below provides current board membership information as well as committee meeting information for the last fiscal year.

Name	Audit Committee	Compensation Committee	Finance Committee	Nominating and Governance Committee	Sustainability Committee

Robert G. Phillips

Warren H. Gfeller

Janeen S. Judah

David Lumpkins

Angela A. Minas

Gary D. Reaves

John J. Sherman

Frances M. Vallejo

Clay C. Williams

Total Meetings in 2022	8	5	7	4	4

2022 Attendance Percentage	100%	100%	90%	100%	100%

     Committee Chair

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Board of Directors Information

The functions performed by these committees, which are set forth in more detail in their charters, are summarized below.

Committee Oversight

Audit Committee

Current Members: Angela Minas (Chair) David Lumpkins Frances Vallejo	Meetings: 8 meetings with 100% attendance
Independence: 3 independent directors, 100% independent

Mandate:

•  Provide oversight of the Company’s financial statements

•  Monitor the integrity of our financial reporting process and internal control system

•  Ensure the independence and performance of the independent registered public accounting firm

•  Oversee the performance of the disclosure controls and procedures established by management, performance of the internal audit function and compliance with legal and regulatory requirements

2022 Key Achievements:

•  Oversaw enhanced annual enterprise risk management process including input from committee chairs

•  Received quarterly updates on our cybersecurity processes and controls

•  Reviewed management’s hedging strategies for the year and quarterly updates on commodity price risk management

•  Received quarterly updates on our independently managed, confidential ethics hotline

•  Reviewed quarterly investment spending, including capital expenditures and acquisition performance and achievement of synergies.

Compensation Committee

Current Members: Clay Williams (Chair) Angela Minas Frances Vallejo	Meetings: 5 meetings with 100% attendance
Independence: 3 independent directors, 100% independent

Mandate:

•  Review the Partnership’s goals and objectives relevant to the compensation of the Chief Executive Officer and key executive officers and makes recommendations to the Board with respect to the compensation of the Chief Executive Officer and key executive officers

•  Assist with administering the equity-based compensation plans and reviewing the compensation related disclosures in the Partnership’s annual proxy statement

2022 Key Achievements:

•  Eliminated single-trigger Change of Control equity vesting

•  Reviewed and approved Clawback Policy

•  Revised metrics in the short-term and long-term incentive plans to minimize overlap

•  Eliminated non-routine equity awards

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Board of Directors Information

Finance Committee

Current Members: David Lumpkins (Chair) Gary Reaves John Sherman	Meetings: 7 meetings with 90% attendance
Independence: 3 independent directors, 100% independent

Mandate:

•  Provide guidance on the financial status and capital structure of the Partnership, including long range financial policies and objectives, distribution policy and actions, plans or programs for the repurchase or redemption of Partnership securities, and equity and debt issuances

•  Review the Partnership’s financial strategies, policies, guidelines and procedures

•  Oversee the Partnership’s compliance with its material debt instruments and credit facility in light of the Partnership’s operating strategy, risk exposures, financial policies and changes in applicable laws or accounting requirements

2022 Key Achievements: • Developed process for acquisition “look-back” analysis

Nominating and Governance Committee

Current Members: Warren Gfeller (Chair) Janeen Judah Clay Williams	Meetings: 4 meetings with 100% attendance
Independence: 3 independent directors, 100% independent

Mandate:

•  Assist the Board in identifying individuals qualified to become Board members consistent with criteria approved by the Board, selects or recommends that the Board select director nominees, oversees the set of corporate governance principles applicable to the Partnership, and oversees the evaluation of the Board

•  Review the size and composition of the Board and its committees and recommend any changes to the Board for approval in its sole discretion

•  Review appropriately submitted unitholder proposals and recommend responses to the Board

•  Oversee the succession planning for the Chief Executive Officer and other key executives.

2022 Key Achievements:

•  Onboarded three new independent directors

•  Approved enhanced board skills matrix process

•  Revised annual board self-assessment process to elicit better feedback

•  Approved executive unit ownership guidelines

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Board of Directors Information

Sustainability Committee

Current Members: Janeen Judah (Chair) Frances Vallejo John Sherman	Meetings: 4 meetings with 100% attendance
Independence: 3 independent directors, 100% independent

Mandate:

•  Provide oversight of sustainability initiatives and ensure that ESG risks are incorporated into our long-term business strategy

•  Oversee the development of the sustainability strategy

•  Review and approve the annual sustainability report

2022 Key Achievements:

•  Reviewed and approved the 2021 sustainability report

•  Oversaw the enterprise risk management activities related to ESG risks including climate-related risks

•  Provided oversight of the 2022-2024 sustainability strategy and carbon management plan ensuring execution of deliverables

•  Received updates on the Diversity, Equity & Inclusion (DEI) strategy and progress on the DEI Five-point plan

•  Monitored updates to U.S. climate change regulation and greenhouse gas legislation

Director Nominations

Pursuant to Section 13.4(b)(vi) of our Partnership Agreement, nominations of persons for election of directors to the Board may be made at an annual meeting of the Partnership (a) by or at the direction of a majority of the directors then in office or (b) by a limited partner (i.e. a unitholder) or group of limited partners (a “limited partner group”), that holds or beneficially owns, and has continuously held without interruption for the prior two years, at least 10% of the outstanding common units or outstanding preferred units that on a converted basis represent at least 10% of the outstanding common units, or any combination thereof.

Any eligible unitholders or limited partner group that wishes to submit a director nomination for the 2023 Annual Meeting must deliver written notice thereof to the General Partner at 811 Main Street, Suite 3400, Houston, Texas 77002. The written notice must comply with Section 13.4(b)(vi)(A)(2) of our Partnership Agreement and the procedures set forth in Section 13.4(b)(vi)(C) of our Partnership Agreement, including the information requirements included in 13.4(b)(vi)(A)(2) of our Partnership Agreement. The Chairman designated by the General Partner pursuant to Section 13.10 of our Partnership Agreement shall have the power and duty to (a) determine whether a nomination was made in accordance with the above procedures and (b) declare that such nomination shall be disregarded if any proposed nomination was not made in compliance with Section 13.4(b) of our Partnership Agreement.

If each member of the limited partner group (or a qualified representative of each member) does not appear at the annual meeting to present a nomination, such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the General Partner or the Partnership. To be considered a qualified representative of a member of the limited partner group, a person must be a duly authorized officer, manager or partner of such limited partner or must be authorized by a writing executed by such limited partner or an electronic transmission delivered by such limited partner to act for such limited partner as proxy at the meeting of limited partners and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission at the meeting of limited partners.

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Board of Directors Information

Compensation of Directors

Officers of the General Partner who also serve as directors, such as Mr. Phillips, do not receive additional compensation. All of the non-employee directors except for Mr. Reaves receives cash compensation of $100,000 per year for serving on the Board. The Lead Director, Audit Committee chairperson, Finance Committee chairperson, Compensation Committee chairperson, Nominating and Governance Committee chairperson and Sustainability Committee chairperson each receive additional cash compensation of $20,000 per year. In August 2022, the Compensation Committee approved additional annual compensation in the amount of $10,000 be paid to any non-employee director that serves on three or more board committees. All cash compensation is paid to the non-employee directors in quarterly installments. Additionally, each non-employee director receives an annual grant of restricted units under our long-term incentive plan equal to approximately $110,000 in value that vests on the first anniversary of the date of issuance. Each grant compensates for future performance, and generally no portion of a restricted unit vests until the year after it is granted. If a director leaves the Board prior to a vest date for any reason other than a Change of Control (as defined under our long-term incentive plan), death or Permanent Disability, he or she will forfeit all or any portion of the restricted units that has not previously vested, unless vesting is otherwise accelerated at the discretion of the Compensation Committee. If the director’s service relationship ends due to a Change of Control or the director’s death or Permanent Disability, then the forfeiture restrictions lapse and the award vests in full. Permanent Disability means the director’s inability, with or without reasonable accommodation, by reason of illness, incapacity, or other disability, to perform his or her duties, as determined by the Board for a cumulative total of 180 days in any 12-month period. Each non-employee director is reimbursed for out-of-pocket expenses in connection with attending meetings of the Board or committees.

The following table sets forth, for the year ended December 31, 2022, all compensation reportable for directors who served during 2022, as determined by SEC rules.

Director Compensation for 2022

Name	Fee Earned or Paid in Cash ($)	Unit Awards ($)(1)	Total ($)

Alvin Bledsoe(2)	120,000	111,209	231,209

Warren H. Gfeller	140,000	111,209	251,209

Janeen S. Judah	120,000	111,209	231,209

David Lumpkins	120,000	111,209	231,209

Angela A. Minas	120,000	111,209	231,209

John J. Sherman	100,000	111,209	211,209

Frances M. Vallejo	105,000	111,209	216,209

Clay C. Williams	120,000	111,209	231,209

Gary D. Reaves	—	27,475	27,475

John Jacobi(3)	50,000	—	50,000

N. John Lancaster, Jr.(3)	50,000	—	50,000

Samantha Holroyd(4)	25,000	—	25,000

Paul Korus(4)	25,000	—	25,000

(1)

Reflects the grant date fair value of unit awards. See Part IV, Item 15. Exhibits, Financial Statement Schedules, Note 13 of the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2022. The restricted unit grants issued to Mr. Gfeller, Ms. Judah, Mr. Lumpkins, Ms. Minas, Mr. Sherman, Ms. Vallejo and Mr. Williams will vest on the first anniversary of the grant date. Mr. Reaves’ restricted unit grant was issued on September 15, 2022 and will vest on January 5, 2023, the same date as the other

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Board of Directors Information

directors. As of December 31, 2022, our non-employee directors held the following restricted unit awards: Mr. Gfeller, Ms. Judah, Mr. Lumpkins, Ms. Minas, Mr. Sherman, Ms. Vallejo and Mr. Williams each held 3,986 restricted units and Mr. Reaves held a restricted unit award for 914 units. Mr. Bledsoe deferred his unit awards pursuant to the Nonqualified Deferred Compensation Plan.

(2)

Mr. Bledsoe resigned from the board effective January 31, 2022 and the vest date on his restricted unit award was accelerated to vest on February 14, 2022, the date elected to distribute his compensation deferred under the Nonqualified Deferred Compensation Plan.

(3)	Mr. Jacobi and Mr. Lancaster resigned from the board effective July 1, 2022 and each forfeited their 2022 restricted unit grant of 3,986 units, respectively.

(4)	Ms. Holroyd and Mr. Korus resigned from the board effective September 15, 2022 and each forfeited their 2022 restricted unit grant of 2,265 units, respectively.

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  Executive Officers

Executive Biographies

Robert G. Phillips

Biography

Robert G. Phillips has served as Chairman and Chief Executive Officer of our general partner since June 2013, and, until January 2022, also served as President

Mr. Phillips served as Chairman, President and CEO of, the Partnership’s predecessor, from November 2007 until October 2013. Previously, Mr. Phillips served as President and Chief Executive Officer and a Director of Enterprise Products Partners L.P. from February 2005 until June 2007 and Chief Operating Officer and a Director of Enterprise Products Partners L.P. from September 2004 until February 2005. Mr. Phillips also served on the Board of Directors of Enterprise GP Holdings L.P., the general partner of Enterprise Products Partners L.P., from February 2006 until April 2007. He previously served as Chairman of the Board and CEO of GulfTerra Energy Partners, L.P. (GTM) from 1999 to 2004 prior to GTM’s merger with Enterprise Product Partners, LP, and held senior executive management positions with El Paso Corporation, including President of El Paso Field Services from 1996 to 2004. Prior to that he was Chairman, President and CEO of Eastex Energy, Inc. from 1981 to 1995. Mr. Phillips previously served as a Director of Pride International, Inc. from October 2007 to May 31, 2011, one of the world’s largest offshore drilling contractors, and was a member of its Audit Committee. Mr. Phillips served as a Director of Bonavista Energy Corporation, a Canadian independent oil and gas producer, from May 2015 to March 2020. In 2021, Mr. Phillips was appointed to the National Petroleum Council which advises the United States Department of Energy on oil and gas related matters.

Mr. Phillips holds a B.B.A. from the University of Texas at Austin and a Juris Doctor degree from South Texas College of Law.

Founder, Chairman and Chief Executive Officer

Robert T. Halpin

Biography

Robert T. Halpin, age 39, is President of Crestwood Equity Partners LP. In his role, Mr. Halpin is responsible for leading all of Crestwood’s commercial, operations, engineering and project management, financial, sustainability and corporate communications activities.

Mr. Halpin joined Crestwood in 2012 and has served as Executive Vice President and Chief Financial Officer, Vice President of Finance and Vice President of Business Development. Prior to joining Crestwood, Mr. Halpin served as an Associate at First Reserve and an investment banker in the Global Natural Resources Group at Barclays Capital.

Mr. Halpin has a bachelor’s degree in Finance from The University of Texas at Austin.

President

22

Diaco M. Aviki

Biography

Diaco M. Aviki, age 49, is Executive Vice President and Chief Operating Officer at Crestwood Equity Partners LP. In his current role, Mr. Aviki is responsible for overseeing Crestwood’s commercial, business development, field operations, engineering and project management functions which primarily support Crestwood’s gathering and processing business.

Mr. Aviki joined Crestwood in 2017 as Senior Vice President of Business Development and Commercial Operations for the Gathering and Processing business segment for the Bakken and Rockies before expanding into his most recent role of Senior Vice President of Commercial, Gathering and Processing. He previously worked at BHP Billiton as Senior Manager of Midstream after serving as the Senior Manager of Natural Gas Marketing and Transportation for their Atlantic Basin Region. He began his career at ExxonMobil, holding various positions including U.S. Gas Strategy Lead.

Mr. Aviki holds a Bachelor of Science in Chemical Engineering from Auburn University and an MBA in Energy Finance from the University of Texas. Diaco serves on the Advisory Council for Auburn University’s College of Engineering.

Executive Vice President and Chief Operating Officer

John W. Black

Biography

John W. Black, age 35, is Executive Vice President and Chief Financial Officer at Crestwood Equity Partners LP. He is responsible for overseeing Crestwood’s financial strategy, including financial planning and analysis, capital markets execution, investor relations, treasury and cash management.

Mr. Black joined Crestwood in 2014 and previously served as Senior Vice President of Finance and Vice President of Finance. Prior to joining Crestwood, he was an Associate at First Reserve and an Analyst in the Mergers & Acquisitions group at Citi.

Mr. Black holds a Bachelor of Science in Commerce from the University of Virginia.

Executive Vice President and Chief Financial Officer

23

Steven M. Dougherty

Biography

Steven M. Dougherty, age 50, is Executive Vice President and Chief Accounting Officer at Crestwood Equity Partners LP. He oversees accounting, financial reporting, tax, audit and information technology.

Mr. Dougherty joined Crestwood in 2012 and previously served as Interim Chief Financial Officer of Crestwood. Prior to Crestwood, Mr. Dougherty spent eleven years at El Paso Corporation as Director of Corporate Accounting and seven years working in public accounting at KPMG LLP.

Mr. Dougherty holds a B.B.A and a Master of Public Accountancy from the University of Texas at Austin.

Executive Vice President and Chief Accounting Officer

Joel C. Lambert

Biography

Joel C. Lambert, age 54, is Executive Vice President and Chief Legal, Safety and Compliance Officer at Crestwood Equity Partners LP. Mr. Lambert provides oversight and guidance on all legal matters, corporate governance, safety and compliance.

Prior to joining Crestwood in 2013, Mr. Lambert was Vice President, Legal, at First Reserve. He joined First Reserve in 2007 and served on Crestwood’s board of directors from 2010 to 2013. Prior to First Reserve, he worked as an associate attorney in the Business and International Section of Vinson & Elkins LLP, both in their Houston and Moscow offices. Before that, he was an Intern for Chief Justice Tom Phillips on the Texas Supreme Court as well as a Russian linguist and Military Intelligence Specialist for the United States Army. Mr. Lambert served in Iraq and Saudi Arabia during Desert Shield and Desert Storm.

Mr. Lambert holds a bachelor’s degree in Environmental Design from Texas A&M University and Juris Doctor degree from the University of Texas School of Law. Currently serves on the board of Junior Achievement of Southeast Texas and Performing Arts Houston.

Executive Vice President and Chief Legal, Safety and Compliance Officer

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William H. Moore

Biography

William H. Moore, age 43, is Executive Vice President, Corporate Strategy at Crestwood Equity Partners LP. In this role, Mr. Moore is focused on strategic planning and corporate development, including asset and M&A transaction origination, execution and commercial development to support the partnership’s long-term strategic goals. Mr. Moore serves as the head of Crestwood’s Kansas City corporate office.

Mr. Moore joined Inergy, which merged with Crestwood in 2013, as a legal analyst and business development associate. During his time at Inergy, Mr. Moore held various positions in corporate and business development, including Director of Midstream Development and Vice President of Corporate Development.

Mr. Moore serves on the Board of Governors for the University of Kansas School of Law. He holds a B.A. and M.B.A from Fort Hays State University, and a Juris Doctor degree from the University of Kansas School of Law.

Executive Vice President, Corporate Strategy

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  Proposal 2 — Advisory Vote to Approve

  Executive Compensation

This proposal, commonly known as a “say-on-pay” proposal, provides our unitholders with the opportunity to cast a pass-through advisory vote on the approval of the compensation of our named executive officers. We are asking unitholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and narrative.

As described in the Compensation Discussion and Analysis section of this Proxy Statement, the Compensation Committee has structured our executive compensation program to tie total compensation to long-term performance that supports unitholder value, as reflected primarily in our common unit price.

We believe our compensation philosophy has served our employees and unitholders well. In 2022, as part of our corporate governance engagement with our unitholders, including both large and small investors, we met with representatives of unitholders owning over 40% of our common units. During these meetings, unitholders expressed no concerns with the manner in which our executive compensation program operates.

We urge unitholders to read the Compensation Discussion and Analysis, as well as the Summary Compensation Table and related compensation tables and narrative, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving our goals and that the compensation of our named executive officers has supported and contributed to our success.

The Board of Directors recommends that the unitholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Although this advisory vote is not binding, the Compensation Committee will consider the voting results when evaluating our executive compensation program.

The Board of Directors recommends a vote "FOR" approval, on an advisory basis, of our executive compensation as described in this Proxy Statement.

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  Beneficial Ownership of Shares

The following table sets forth certain information regarding the beneficial ownership of our common units and preferred units as of March 15, 2023 (except as otherwise indicated) by (i) each person or entity known by us to beneficially own more than 5% of our common units or preferred units, (ii) each of the executive officers of the General Partner, (iii) each of the directors of the General Partner, and (iv) all directors and executive officers as a group. Except as otherwise indicated, and subject to any interests of the reporting person’s spouse, we believe that the beneficial owners of common units listed below, based on information furnished by such owners, have sole voting and investment power with respect to such common units. As of March 15, 2023, we had 105,354,037 common units outstanding and 71,257,445 preferred units outstanding.

Name of Beneficial Owner(1)	Amount and Nature of Common Unit Beneficial Ownership(2)	Percent of Common Units Owned	Amount and Nature of Preferred Unit Beneficial Ownership(3)	Percent of Preferred Units Owned

ALPS Advisors, Inc.(4)	12,335,027	11.8%	—	—

FR XIII Crestwood Permian Basin Holdings LLC(5)	11,257,436	10.8%	—	—

CIBC Private Wealth Group, LLC(6)	—	—	9,755,026	13.7%

Diaco Aviki	138,056	*	—	—

John Black	93,849	*	—	—

Steven M. Dougherty	396,802	*	—	—

Warren H. Gfeller	65,964	*	—	—

Robert T. Halpin	550,839	*	—	—

Janeen S. Judah	21,879	*	—	—

Joel C. Lambert	346,024	*	—	—

David Lumpkins	55,571	*	—	—

Angela A. Minas	8,186	*	—	—

William H. Moore	238,534	*	—	—

Robert G. Phillips	1,166,169	1.11%	—	—

Gary D. Reaves	8,065	*	—	—

John J. Sherman	3,245,463	3.08%	—	—

Frances M. Vallejo	13,981	*	—	—

Clay C. Williams	8,186	*	—	—

Directors and executive officers as a group (15 persons)	6,357,568	5.14%	—	—

*	Less than 1%.

(1)	Unless otherwise indicated, the contact address for all beneficial owners in this table is 811 Main Street, Suite 3400, Houston, Texas 77002.

(2)	Excludes 437,587 performance phantom units granted to our executive officers pursuant to the Crestwood Equity Long-Term Incentive Plan.

(3)	Each preferred unitholder is entitled to vote on a 1-for-10 as converted basis with every ten preferred units entitled to one vote.

(4)	Based on Schedule 13G filed by ALPS Advisors, Inc. on February 13, 2023. The address of ALPS Advisors, Inc. is 1290 Broadway, Suite 1000, Denver, CO 80203.

(5)

Based on Schedule 13D filed by FR XIII Crestwood Permian Basin Holdings LLC on September 19, 2022. The address of FR XIII Crestwood Permian Basin Holdings LLC is 262 Harbor Drive, Third Floor, Suite 3100, Stamford, CT 06902.

(6)	Based on Schedule 13G filed by CIBC Private Wealth Group, LLC. on January 10, 2023. The address of CIBC Private Wealth Group is 181 West Madison Street, Chicago, IL 60602.

27

  Sustainability and ESG

At Crestwood, sustainability means operating in an ethically, environmentally and socially responsible manner, focusing on safety, respecting and supporting our communities, protecting the environment, and developing our employees.

In January 2022, we published our second three-year sustainability strategy which outlines the focus areas for our ESG/sustainability initiatives that will continue to drive our performance, create impact and maintain our MLP ESG midstream leadership position. The development of our 2022-2024 sustainability strategy is a result of our materiality assessment update, which includes input from key stakeholders and investors.

Our second sustainability strategy focuses on Supply Chain Management, Transparency and Disclosure, Biodiversity & Ecosystem Protection, Carbon Management, Diversity, Equity & Inclusion and Indigenous Relations.

Strategy Objective

Our three-year Sustainability Strategy is aligned with the delivery of our business goals while also being responsive to our stakeholders needs. Integrating sustainability across our business will underpin our success as a best-in-class midstream company.

Crestwood’s Sustainability Strategy
BUSINESS STRATEGY

•  Differentiate Crestwood through execution, sustainability and industry leadership to be a must-own investment

•  Focused on quality growth, asset optimization and thoughtful consolidation opportunities, while maintaining financial strength and discipline

•  Continue to generate strong free cash flow after distributions to enhance our return of capital to unitholders

•  Drive best-in-class operations for safety, customer service, community engagement and environmental responsibility

FOCUS AREAS 2022-2024	Governance		Environment		Social
	Supply Chain Management	Transparency & Disclosure	Biodiversity & Ecosystem Protection	Carbon Management	Diversity, Equity & Inclusion	Indigenous Relations
	To build a dynamic and diverse supply chain that operationalizes sustainability, mitigates risk, and meets organizational objectives.	To strive for robust, quality and verified data as the core foundation to reliable ESG disclosures.	To mitigate impacts on and to enhance species and ecosystems.	To lead the midstream industry in best-in-class carbon management practices and technology implementation.	To create a diverse culture where everyone feels valued, while building a pipeline of future talent and enhancing retention efforts of current talent.	To continue to further our existing culture of open and transparent dialogue with Indigenous stakeholders where all parties feel engaged and respected.

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Sustainability and ESG

Sustainability Strategy Highlights in 2022

In 2022, Crestwood made significant strides in the first year of its 2022-2024 sustainability strategy.

Focus Area	2022 Key Achievements

Biodiversity & Ecosystem Protection	• Received Wildlife Habitat Council Recertification for Grasslands Project on the Fort Berthold Indian Reservation
• Partnered with Continental Resources to renew the Plan for the Development of Oil and Gas Resources within the Sage-Grouse Core Population area
Carbon Management	• Linked employee compensation to methane emissions intensity reduction for three consecutive years
• Conducted a physical climate risk assessment on key facilities

Diversity, Equity and Inclusion	• Continued to monitor pay equity, including gender, race and age
• Conducted Indigenous Cultural Awareness Training for a second consecutive year
• Continued strategic partnerships such as Catalyst
Indigenous Relations	• Support STEM education at Indigenous schools in North Dakota
• Donated $3 million to organizations to support the MHA Nation on the Fort Berthold Indian Reservation since 2017
• Conduct bi-annual meeting with Chairman Mark Fox to understand environmental and social issues affecting the MHA Nation

Supply Chain Management	• Since 2019, over $210 million spent with diverse suppliers
• 16% of our suppliers are diverse in 2022
Transparency & Disclosure	• MSCI Score Upgraded to A from BBB
• Integrated ESG performance in Inaugural Proxy Statement
• Disclosed Board Skills Matrix
• Developed an ESG Reporting Manual and continue to work with Internal Audit and Financial Reporting teams to enhance ESG reporting controls

*	More details on achievements made on Carbon Management and DEI can be found in the following pages of the 2023 Proxy Statement

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Sustainability and ESG

Carbon Management Plan

Carbon management is a leading component of our three-year sustainability strategy. Published in January 2022, our carbon management plan outlines near-term emissions reduction activities that we intend to implement and highlights not only a series of commitments, but also the mechanisms for achievement of those commitments as we continue to expand our leading Gathering and Processing asset portfolio. In 2022, we made significant strides in executing upon key deliverables outlined in the carbon management plan.

Commitments	2022 Key Achievements
Annual GHG Intensity Reduction

•  Incorporated Oasis Midstream and Sendero Midstream assets into carbon management practices

– Performed methane detection flyovers on all acquired assets within 180 days

•  Conducted LDAR/flyovers on 100% of our facilities with methane emissions sources

Scope 2 Emissions	• Employed optical character recognition (OCR) technology to minimize manual calculations and improve the accuracy of Scope 2 data
Carbon Acquisition/ Divestiture Protocol

•  Developed and utilized a Carbon Acquisition/Divestiture Protocol that formalizes how Crestwood handles transferred emissions for recent and future A&D activity designed to support our goal of reduced emissions intensity rates and leading carbon management performance

Continuous Methane Emissions Monitoring

•  Installed continuous methane detection devices at 13% of our facilities testing three different technologies

– Installed devices at newly acquired Oasis Midstream assets

•  Participated in Cheniere-Led QMRV Midstream Project to further test multiple technologies for methane detection and to establish baseline emissions levels

Responsibly Sourced Gas	• Provided comments to the MiQ Midstream Protocol via GPA Midstream Association • Monitored responsibly sourced gas (RSG) market developments and engaged key customers on potential RSG Partnerships
Investment in Emissions Data Collection

•  Conducted an Emissions Digitalization pilot at Herradura Compressor Station to improve accuracy and availability of emissions data

•  Implemented an industry-leading software platform to enhance our emissions data frequency

Investment in Climate Technology	• Assess next generation methane technology • Continue to install solar panels to power meter stations across our pipeline assets
Industry and Trade Group Participation and Leadership

•  Continued participation in ONE Future, The Environmental Partnership and the EIC/GPA ESG Working Group to proactively further the energy industry into a more sustainable future

•  SVP, ESG and Corporate Communications sits on the ONE Future Board

•  Continued senior leadership participation in industry conferences ensuring the continued collaboration and discussion around carbon management in the energy sector

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Sustainability and ESG

Recognized as an ESG Leader – Highly rated by multiple agencies

A Rating	Ranks in the 6th percentile in the Refiners and Pipelines industry group

Corporate Knights	Ranks 33 out of 400 companies in Oil and Gas sector	57.46

Our Sustainability Disclosure

Crestwood provides its stakeholders with transparent reporting on ESG performance. Our 2021 Sustainability Report — our 4th annual — follows best practices in sustainability reporting and provides detailed disclosure of our ESG performance. Our sustainability reporting is in accordance with the following frameworks:

Our 2022 sustainability report is on track for an early June 2023 issuance.

We welcome your feedback on how to improve the value of our ESG disclosure:

Sustainability@crestwoodlp.com

For more information on Crestwood’s approach to sustainability, please visit:

https://esg.crestwoodlp.com

Disclaimer: Crestwood’s sustainability report is not incorporated by reference into this proxy statement.

31

A Focus on Sustainability and ESG Performance

Crestwood’s ESG Journey: 2018-2022

While we have always had ESG ingrained in our values, Crestwood formalized its ESG governance framework in September 2018, which included establishing a Sustainability Committee and dedicated ESG function to provide oversight and integrate sustainability further into the organization.

32

Sustainability and ESG

Human Capital Management

Crestwood knows that it is crucial that we continue to attract and retain talent. Through our diverse and inclusive workplace, our comprehensive compensation and benefits, our career management, and our focus on health, safety and employee wellbeing, we strive to holistically support our employees.

Our innovation stems from the diverse perspectives, knowledge, and experiences of our employees. We strive to create an inclusive workplace where all employees are treated with dignity and respect. Our commitment to Diversity, Equity and Inclusion (DEI) starts at the top with a highly skilled and diverse Board. Of our directors, 33% are female. As of December 31, 2022, of our 753 employees, women represented 31% of Crestwood’s full-time females in management and 21% of full-time employees. Our Sustainability Committee at the board-level has oversight of our DEI programs.

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Sustainability and ESG

Diversity, Equity and Inclusion Key Highlights

In 2022, and continuing into 2023, we have committed to furthering DEI at Crestwood.

Highlights include:

•	Continued to implement strategic elements outlined in Crestwood’s DEI five-point plan

•	Crestwood’s executive DEI Council met quarterly to continue to provide strategic council to our DEI strategy

•	Progressed on diversity hiring initiatives

•	Conducted cultural indigenous awareness training to all Arrow asset employees and supporting corporate members

•	DEI training tied to employee and executive compensation

•	Continued to monitor pay equity, including gender, race and age

•	Implemented a DEI floating holiday in 2023

•	Plan to publish EEO-1 Report in Q3 2023

•	51% of our social investment was donated to organizations advancing DEI in our communities

•	Approximately 60% of all interns and 60% of all scholarship recipients are from diverse backgrounds

•	Included in the Bloomberg Gender-Equality Index for a third consecutive year; only one of three midstream companies to be included in the Index

34

  Executive Compensation

Compensation Discussion and Analysis

Introduction

We do not directly employ any of the persons responsible for managing the Partnership. The General Partner currently manages our operations and activities, and its board of directors (i.e. the Board) and officers make decisions on our behalf. The compensation of the directors and the executive officers of the General Partner is determined by the Board based on the recommendations of our Compensation Committee.

All of the executive officers of the Partnership also serve in the same capacities as executive officers of the Partnership’s subsidiaries and the compensation of the named executive officers (“NEOs”) discussed below reflects total compensation for services to all Crestwood entities described in more detail below.

For purposes of this Compensation Discussion and Analysis our NEOs for Fiscal 2022 were comprised of:

Robert G. Phillips, Founder, Chairman, Chief Executive Officer (Principal Executive Officer)	Robert T. Halpin, President	John W. Black, Executive Vice President, Chief Financial Officer (Principal Financial Officer)

William H. Moore, Executive Vice President, Corporate Strategy	Steven M. Dougherty, Executive Vice President, Chief Accounting Officer	Joel C. Lambert, Executive Vice President, Chief Legal, Compliance and Safety Officer

Compensation Philosophy and Objectives

We employ a compensation philosophy that emphasizes pay for performance. The primary measure of our long-term performance is total shareholder return (TSR). We believe that by tying a substantial portion of each NEO’s total compensation to financial, operational and safety performance metrics that support TSR, our pay-for-performance approach aligns the interests of our executive officers with that of our unitholders. Accordingly, the objectives of our total compensation program consist of:

•	aligning executive compensation incentives with the creation of unitholder value;

•	balancing short-term and long-term performance;

•	tying short-term and long-term compensation to the achievement of performance objectives (company, business unit, department and/or individual); and

•	attracting and retaining the best possible executive talent for the benefit of our unitholders.

By accomplishing these objectives, we intend to optimize long-term unitholder value.

35

Executive Compensation

Recent Developments

In 2022 the Compensation Committee conduced a comprehensive review of our compensation program to identify areas of focus to better align our compensation program with the long-term interests of our unitholders. Based on that review, the Compensation Committee took the following actions:

Areas of Focus	Compensation Committee Action

Single-Trigger Change of Control Benefits	• Amended LTIP to eliminate single-trigger Change of Control benefits effective January 1, 2023

Insufficient Clawback Policy	• Clawback Policy approved November 2022

Executive Unit Ownership Requirements	• Executive Unit Ownership Guidelines approved in November 2022

Similar Metrics in STIP and LTIP	• Approved 2023 performance unit metrics to eliminate overlap with STIP metrics

Non-routine Equity Awards	• No non-routine equity awards were made to any NEO in 2022

Compensation at Risk	• CEO’s mix of performance units increased to 50% of 2023 grant

Compensation Setting Process

Performance Evaluation

For the CEO, in Fiscal 2022, the Board met in executive session without management present to review the CEO’s performance in the areas of financial results, operational safety and efficiency, progress against ESG and sustainability goals, and leadership team development, among other areas of focus designed to align with increasing long-term unitholder value. In this session, the Board also reviewed:

•	Evaluations of the CEO completed by the Board members;

•	The CEO’s written assessment of his own performance compared with the stated goals;

•	Business performance of the Partnership relative to established targets;

•	Management’s achievement of several key strategic transactions throughout the year; and

The Compensation Committee used these evaluations and competitive market data to determine the CEO’s compensation. For all NEOs except the CEO, the Compensation Committee reviewed the CEO’s recommendations, including supporting market data, and individual performance assessments. In addition, the Compensation Committee reviewed the reasonableness of the CEO’s pay recommendations for NEOs based on a competitive market study that included proxy and annual report data from the approved comparator peer group and published compensation survey data (discussed further below). Based on this input, the Compensation Committee determined compensation for the other NEOs. The Board then reviewed and ratified all aspects of executive compensation based on the reports and recommendations from the Compensation Committee.

Role of CEO and Management

In setting compensation, the Board and the Compensation Committee rely on the CEO and management for certain inputs into its process. Our compensation consultant provides the

36

Executive Compensation

compensation committee and the CEO with data from the annual proxy statements and annual reports of companies in our comparator peer group, along with pay information compiled from nationally recognized executive and industry-related compensation surveys. Our CEO and compensation consultant then use this data to analyze pay practices among companies in the comparator peer group in order to assist the Compensation Committee in its assessment the market as a whole. The CEO also:

•	assists in helping the Compensation Committee establish business performance goals and objectives;

•	provides the Compensation Committee his evaluation of executive officer and company performance;

•	recommends compensation levels and awards for executive officers other than himself; and

•	implements the Compensation Committee approved compensation plans.

Our CEO makes recommendations to the Compensation Committee with respect to financial metrics to be used and determination of performance for performance-based awards. He also makes recommendations regarding non-CEO executive compensation, which may be based on our performance, individual performance and the peer group compensation market analysis. The Compensation Committee considers these recommendations when establishing the total compensation packages of our executive officers.

Role of the Compensation Consultant

Willis Towers Watson serves as our third-party compensation consultant. Our Compensation Committee believes it is beneficial to have a third-party analysis to assist in evaluating and setting executive compensation. The Compensation Committee, in consultation with management, chose Willis Towers Watson based on its extensive experience in providing executive compensation advice, including specific experience in the oil and gas industry. For Fiscal 2022, Willis Towers Watson provided the Compensation Committee with an analysis of our executive compensation programs, including total direct compensation comprised of base salary, annual incentive and long-term incentive compensation, in order to assess the competitiveness of our programs and to provide conclusions and recommendations. Our Compensation Committee has taken and will take into consideration the discussions, guidance and compensation studies produced by our compensation consultant to make compensation decisions. The Compensation Committee has assessed the independence of the compensation consultant and has concluded that the compensation consultant’s work for the Compensation Committee does not raise any conflict of interest.

Competitive Benchmarking and Peer Group

Our Compensation Committee considers competitive industry data in making executive pay determinations. Pursuant to our Compensation Committee’s decisions to maintain a peer group for executive compensation purposes and in view of evolving industry and competitive conditions, Willis Towers Watson, with the assistance of management, proposed certain peer group companies for our Compensation Committee’s review.

37

Executive Compensation

After discussion with Willis Towers Watson and reviewing its recommendation of a peer group based on companies with annual revenues, assets and net income similar to ours and taking into account geographic footprint and employee count, our Compensation Committee determined that the peer group listed below was the most appropriate for purposes of the 2022 executive compensation analysis.

• MPLX, LP	• Magellan Midstream Partners, LP

• Targa Resources Corporation	• Sprague Resources, LP

• The Williams Companies, Inc.	• Genesis Energy, LP

• DCP Midstream, LP	• Equitrans Midstream Corporation

• NGL Energy Partners, LP	• NuStar Energy, LP

• EnLink Midstream, LLC	• Antero Midstream Corporation

• Western Midstream Partners, LP	• Summit Midstream Partners, LP

• Enable Midstream Partners, LP

Willis Towers Watson compiled compensation data for the peer group from a variety of sources, including proxy statements and other publicly filed documents, and compiled published survey compensation data from multiple sources. This compensation data was then presented to the Compensation Committee and used to compare the compensation of our NEOs to our peer group where the peer group had individuals serving in similar positions and to the market. The Compensation Committee generally strives to maintain target base salary and short-term incentives in the range of the 50th percentile of market. Provided management maintains a high level of performance, executes well against Partnership goals, and creates long term value for unitholders, the Compensation Committee targets expected long-term incentive opportunities in the range of the 75th percentile of market.

Components of Compensation

Fixed Pay	Base Salary	Fixed level of compensation to attract and retain executive talent. Salary level based on tenure, expertise, scope of responsibility and individual performance

“At Risk” Pay	Annual Incentive Program (Cash)

•  Incentivize and reward executives for achieving the Company’s financial, operational, safety and sustainability goals

•  Encourage smart investments and prudent deployment of capital

•  Attract, motivate, and retain high quality management talent

•  Provide competitive cash compensation opportunity

Performance Units

•  Recognizes the Company’s total shareholder performance relative to industry peers

•  Links the Company’s performance to long-term unitholder value creation

•  Provides a long-term incentive vehicle tied to three-year performance goals

	Restricted Units	• Aligns interests of executives with unitholders by providing long-term unit ownership • Provides forfeitable ownership stake (three-year ratable vesting) to encourage retention

38

Executive Compensation

Base Salary

Base salary is designed to compensate executives commensurate with the level of the position they hold and for sustained individual performance (including experience, scope of responsibility, results achieved and potential). Base salaries for our NEOs are reviewed on an annual basis and at the time of promotion or other change in responsibilities. In determining the amount of any adjustments, the Compensation Committee uses market data as a tool for assessing the reasonableness of the base salary amounts of the NEOs as compared to the compensation of executives in similar positions with similar responsibility levels in our industry. However, the final determination of base salary amounts was within the Compensation Committee’s discretion. The annual base salaries for our NEOs are as follows: Mr. Phillips ($800,000), Mr. Halpin ($600,000), Mr. Black ($400,000), Mr. Dougherty ($450,000), Mr. Lambert ($470,000) and Mr. Moore ($425,000).

In connection with Mr. Black’s promotion to Executive Vice President, Chief Financial Officer in August 2022, his base salary was increased from $360,000 to $400,000. This amount was determined by reviewing the market data for comparable executive officer roles at our peer companies.

For 2023 the Compensation Committee accepted management’s recommendation to make no other changes to the NEOs base salary.

Annual Incentive Awards

Incentive bonuses are granted based on a percentage of each NEO’s base salary. Incentive awards are designed to reward the performance of key employees, including the NEOs, by providing annual incentive opportunities for the Partnership’s achievement of its annual financial, operational, and individual performance goals. These bonus awards are provided to the NEOs in order to provide competitive incentives to these individuals who can significantly impact performance and promote achievement of our short-term business objectives.

39

Executive Compensation

The annual target bonus amounts of our NEOs are reviewed on an annual basis and at the time of promotion or other change in responsibilities. In determining the amount of any adjustments, the Compensation Committee uses market data as a tool for assessing the reasonableness of the annual incentive targets of the NEOs as compared to executives in similar positions with similar responsibility levels in our industry. However, the final determination of annual target bonus amounts is within the Compensation Committee’s discretion.

($ in millions)	2022 Target	2022 Actuals	Percentage Achieved	Weight	Weighted Achievement

Consolidated Distributable Cash Flow per Common Unit	$5.50	$4.63	85%	30%	26%

Consolidated Adjusted EBITDA	$805	$762	58%	30%	17%

Total Shareholder Return Relative to Peers	100%	27%	27%	10%	3%

Safety

Total Recordable Incident Rate	1.10	1.03	107%	4%	4%

Days Away Restricted Transferred Rate	0.75	0.51	132%	4%	5%

Preventable Vehicle Incident Rate	1.25	0.89	129%	4%	5%

Safety and Compliance Leading Indicators

Near Miss Reports	1,300	2,235	140%	4%	6%

Safety, Ethics, HR, IT Training Completed On-Time	99.5%	100.0%	140%	4%	6%

Sustainability

Methane Emissions Intensity (metric Tons per Mscf throughput)	0.046%	0.042%	110%	2%	2%

LDAR Conducted for Facilities with Methane Emission Sources	75%	100%	140%	2%	3%

Indigenous Cultural Awareness Training Completed	99%	100%	140%	2%	3%

D&I Representation in Scholarship and Internship Program	60%	60%	100%	2%	2%

Community Engagement—Volunteer Hours	2,000	2,847	140%	2%	3%

Total Achievement	100%				85%

Actual annual incentive awards for 2022 were determined based on our achievement of Compensation Committee approved key performance indicators (“KPIs”) and a board discretionary component. The KPIs for Fiscal 2022 were distributable cash flow per common unit, adjusted EBITDA, total shareholder return relative to peers, safety, and sustainability. Each KPI is then weighted based on the relative impact to our overall compensation philosophy and objectives. Actual results between the minimum and maximum target thresholds are pro-rated based on the percentage of target reached. Actual results above the maximum threshold are capped at 140% and results below 40% achievement result in 0% achievement for that KPI, excluding total unitholder return relative to peers.

Based on the company’s KPI achievement, the annual incentive bonus pool for Fiscal 2022 was calculated at 85% of target.

40

Executive Compensation

Individual Performance

Historically, after adjustments for KPI achievement, the actual bonus amount paid to the individual NEO is then further adjusted based on the individual performance review for such NEO. While 2022 was a year of exceptional strategic achievement, our 2022 financial and operating results, at 85% of target KPIs, were below plan and investor expectations due to a wide range of factors. Accordingly, the Compensation Committee accepted management’s recommendation that, except for William Moore, the NEOs’ annual incentive payouts, relative to target bonus, should not exceed the plan achievement of 85%. Mr. Moore’s incentive multiplier was 110% of target due to his leadership in realigning our midstream portfolio by expanding our operations in the Williston and Delaware Basins, while divesting our non-core Barnett and Marcellus assets.

Some of the factors that impact an individual performance review of an NEO include: (i) whether or not we achieved the goals established for the year and any notable shortfalls relative to expectations; (ii) the level of difficulty associated with achieving such objectives based on the opportunities and challenges encountered during the year; (iii) current year operating and financial performance relative to both public guidance and prior year’s performance; (iv) significant transactions or accomplishments for the period not included in the goals for the year; (v) our relative prospects at the end of the year with respect to future growth and performance; and (vi) our equity price performance and returns during the year and our positioning at the end of the year with respect to our targeted leverage metrics and credit profile.

During 2022, the executive leadership team successfully led the organization through a very challenging and unprecedented year and worked closely to achieve the vast majority of the goals set at the beginning of the year.

The 2022 annual incentive cash payouts were as follows:

Name	2022 Base Salary ($)	Target Bonus (%)	Target Bonus ($)	Percentage Multiplier	Total ($)

Robert G. Phillips	800,000	125%	1,000,000	85%	850,000

Robert T. Halpin	600,000	120%	720,000	85%	612,000

John W. Black	400,000	90%	360,000	85%	306,000

William H. Moore	425,000	100%	425,000	110%	467,500

Steven M. Dougherty	450,000	90%	405,000	85%	344,250

Joel C. Lambert	470,000	90%	423,000	85%	359,550

Long-Term Incentive Plan Awards

Long-term incentive awards for the NEOs are granted under the Crestwood Equity Partners LP 2018 Long-Term Incentive Plan (LTIP) to promote achievement of our primary long-term strategic business objective of increasing TSR. This plan was designed to align the economic interests of key employees and directors with those of our unitholders and to provide an incentive to management for continuous employment with the Partnership. Long-term incentive compensation is based upon the common units representing limited partnership interests in us. For Fiscal 2022, awards under the LTIP consisted of: (i) the standard annual grant of restricted units and (ii) performance unit awards.

Annual Restricted Unit Awards

The initial annual long-term equity incentive targets for our NEOs were established in their Employment Agreements. For a more detailed description of the Executive Employment Agreements, see “Narrative Disclosure to Summary Compensation and Grants of Plan-Based Awards Table — Employment Agreements” in this proxy statement. The annual target long-term equity incentives for our NEOs are reviewed on an annual basis and at the time of promotion or

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other changes in responsibilities. In determining the amount of any adjustments, the Compensation Committee uses market data as a tool for assessing the reasonableness of long-term incentive targets of the NEOs as compared to executives in similar positions with similar responsibility levels in our industry. However, the final determination of long-term equity awards is within the Compensation Committee’s discretion. The following annual restricted unit awards were made to our NEOs in 2022:

Name	Target Equity Percentage of Base Salary	2022 Annual Restricted Units Awarded(1)(2)	Value at Grant Date ($)

Robert G. Phillips	400%	115,984	3,235,954

Robert T. Halpin	275%	59,804	1,668,532

John W. Black(3)	150%	18,757	523,320

William H. Moore	225%	34,659	966,986

Steven M. Dougherty	260%	42,407	1,183,155

Joel C. Lambert	250%	42,588	1,188,205

(1)	The annual restricted unit grants pay cash distributions in the same amount that would be payable to the holder of common units.

(2)

The annual restricted unit awards vest ratably over a three-year period (one-third on each anniversary of the grant date), subject to continued employment through the applicable vesting date. We believe this vesting schedule appropriately encourages continued employment with the Partnership while allowing our NEOs to realize compensation in line with the value they have created for our unitholders.

(3)

In connection with Mr. Black’s promotion to Executive Vice President, Chief Financial Officer in August 2022, his total target equity percentage for his restricted and performance grants was increased to 240% of his base salary.

Performance Units

In addition to the annual restricted unit grants, our NEOs are eligible to receive performance unit awards. In Fiscal 2022, each of our NEOs received a grant of performance units. These performance units vest over a three-year performance period and are paid out based on a performance multiplier ranging between 50% and 200%, with the determination based on the actual performance in the third year of the performance period compared to pre-established performance goals. The performance goals were based on achieving a specified level of adjusted EBITDA, distributable cash flow per unit, and three-year relative total shareholder return, based on the Partnership’s percentile ranking as compared with companies that are contained in the Alerian MLP Index at the time the goals were set. The Compensation Committee selected these metrics because we believe these are the key value indicators for our unitholders and will most closely align the interests of our NEOs with those of our unitholders. The Compensation Committee then weighted the three performance measures as follows:

Performance Unit Metric	Weighting	50% Payout	100% Payout	200% Payout

Adjusted EBITDA	35%	$805	$885	$965

Distributable Cash Flow per Unit	35%	$5.65	$6.00	$6.35

Total Unitholder Return	30%	≥ 25th Percentile	≥ 50th Percentile	≥ 75th Percentile

For all performance unit grants, the last year of the respective performance period is used to measure whether the performance goal is achieved. The payout multiplier for performance equal to or greater than the threshold is determined on a linear scale between performance levels. The Compensation Committee has the discretion to revise the performance unit metrics based on any mergers, acquisitions, or divestitures that occur during the performance period.

In making the 2022 performance unit grants to our NEOs, the Compensation Committee considered peer benchmarking data specific to each NEO and each NEO’s contribution to our long-term growth.

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Executive Compensation

Based on this analysis, the Compensation Committee approved the following grants of performance units to our named executive officers on December 10, 2021:

Name	Performance Units			Value at Grant Date ($)
	Minimum (#)	Target (#)	Maximum (#)

Robert G. Phillips	32,751	65,502	131,004	2,052,040

Robert T. Halpin	10,008	20,015	40,030	627,035

John W. Black	1,883	3,766	7,532	117,983

William H. Moore	10,440	20,879	41,758	654,100

Steven M. Dougherty	6,141	12,282	24,564	384,775

Joel C. Lambert	9,553	19,105	38,210	598,527

The performance units are entitled to partnership distributions in the same amount that would be payable to the holder of common units. However, distributions paid on performance units are paid in additional performance units in lieu of cash and such additional performance units are subject to the same performance, vesting and forfeiture provisions as the original performance units. For performance units granted in 2022, the value of the distributions is converted into units each quarter based on the closing price of CEQP units on the payment date.

For its performance unit awards made in February 2023, the Compensation Committee set performance unit metrics at distributable cash flow per unit (35% weighting), total unitholder return (40% weighting), and debt to EBITDA leverage ratio (25% weighting). The Compensation Committee also set the CEO’s long-term incentive award to 50% performance units and 50% restricted units. The Compensation Committee expects to adjust the mix of long-term incentive plan awards to the same 50% performance unit mix for the remainder of the NEOs over the next few years.

Other Compensation Related Matters

Benefits & Perquisites

We offer a variety of health and welfare and retirement programs to all eligible employees. The NEOs are eligible for these programs on the same basis as other employees. We maintain a 401(k) retirement plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. We match 6% of the deferral to the retirement plan (not to exceed the maximum amount permitted by law) made by eligible participants. Our named executive officers are also eligible to participate in additional employee benefits available to our other employees.

We do not provide significant perquisites or other personal benefits to the NEOs beyond incidental, personal use of the corporate aircraft and, for the CEO only, certain membership dues for business purposes only.

Crestwood maintains a corporate aircraft that is used primarily for business travel by our executive officers. We have a written policy that sets forth guidelines and procedures regarding personal use of this aircraft. With respect to the Summary Compensation Table, Crestwood values the cost of the benefit at the incremental cost to Crestwood of providing such benefits. The primary purpose of Crestwood’s corporate aircraft is for business and, as a result, the incremental costs associated with personal use of such items does not include fixed costs that do not change based on usage, including limited family accompaniment or use in connection with an executive’s business use. To the extent we do not incur any incremental costs, no additional compensation is included as part of the total compensation of our named executive officers. However, any incremental costs that we do incur and that are incidental to the business use of such items are included in such total. In the case of personal use of corporate aircraft (including, for example, for travel to outside board

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meetings), the amount reported is the incremental cost of providing the benefit, which primarily includes fuel costs and airport costs as well as any incidental costs for the crew.

Tax Considerations

With respect to the deduction limitations under Section 162(m) of the Code, we are a limited partnership and do not meet the definition of a “corporation” under Section 162(m). Thus, the compensation that we pay to our employees is not subject to the deduction limitations under Section 162(m) of the Code.

Anti-Hedging Policy

Under our trading policies, directors, executive officers, and other employees, as well as persons sharing their households or their designees, are prohibited from engaging in any speculative, hedging, or derivative security transaction that primarily involves or references CEQP securities.

Clawback Policy

In November 2022, the Compensation Committee approved a Clawback Policy. The Clawback Policy provides that, in the event the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the federal securities laws, the Company will recover (on a pre-tax basis) the amount of incentive-based compensation received by its current and former executive officers in excess of the amount of incentive-based compensation that would have been received had it been determined based on the restated amount, subject to limited exceptions.

Common Unit Ownership Guidelines for Executives

The Company adopted common unit ownership guidelines for its executive officers on January 1, 2023. The guidelines are intended to align the interests of the Company’s executive officers and the Company’s unitholders by requiring executives to accumulate and retain a meaningful amount of the Company’s common units. Under the guidelines, the executive officers must comply with the following minimum ownership requirements:

Officer Level	Ownership Guidelines

Chief Executive Officer	5x annual base salary

Other Executive Officers	3x annual base salary

Common units that count toward satisfaction of these Guidelines include: (i) common units owned directly by the executive officer or director; (ii) common units owned indirectly by the executive officer or director (e.g, by a spouse or other immediate family member residing in the same household or a trust for the benefit of the executive officer or director or his or her family), whether held individually or jointly; (iii) common units granted under the Company’s long-term incentive plans. Unvested and unearned performance units do not count towards compliance guidelines. All of the NEOs are currently in compliance with the Company’s ownership guidelines.

Unitholder Advisory Vote to Approve Executive Compensation

As described above in the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement, we believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our unitholders and that the total compensation provided to the NEOs (including potential payouts upon a termination or change of control) is reasonable and not excessive. As you consider this proposal, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives, and to review the tabular disclosures regarding NEO compensation together with the accompanying narrative disclosures in the “Executive Compensation” section of this proxy statement.

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Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2012, as well as Section 14A of the Exchange Act, and the rules promulgated thereunder, enables our unitholders the opportunity to express their views, on an advisory basis, on the compensation of the named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies and practices described in this proxy statement.

As an advisory vote, this proposal is not binding on the Board or the Compensation Committee, will not overrule any decisions made by the Board or the Compensation Committee or require the Board or the Compensation Committee to take any action. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our unitholders and will carefully consider the outcome of the vote when making future compensation decisions. In particular, to the extent there is any significant vote against the named executive officers’ compensation as disclosed in this proxy statement, we will consider our unitholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Compensation Committee Report

The Compensation Committee, which is composed solely of independent members of the Board of Directors, assists the Board in fulfilling its oversight responsibility relating to, among other things, establishing and reviewing compensation of the Partnership’s executive officers. The Compensation Committee reviewed and discussed with management the Partnership’s Compensation Discussion and Analysis and, based on the review and discussion, recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Clay C. Williams (Chair)

Angela A. Minas

Frances M. Vallejo

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Summary Compensation Table

The following table sets forth for the year ended December 31, 2022, the compensation reportable for the named executive officers, as determined by SEC rules.

2022 Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Unit Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)

Robert G. Phillips Chief Executive Officer and Director	2022	800,000	—	5,287,994	850,000	102,839	7,040,833
	2021	800,000	—	5,581,674	2,000,000	158,404	8,540,078
	2020	829,807	—	4,783,070	1,200,000	153,409	6,966,286

Robert T. Halpin President	2022	600,000	—	2,295,567	612,000	32,601	3,540,168
	2021	500,000	—	2,052,504	1,000,000	50,985	3,603,489
	2020	517,884	—	2,314,193	600,000	21,402	3,453,479

John W. Black Executive Vice President, Chief Financial Officer	2022	365,625	—	641,303	306,000	18,354	1,331,282

William H. Moore Executive Vice President, Corporate Strategy	2022	425,000	—	1,621,086	467,500	38,643	2,552,229
	2021	395,000	—	1,573,701	790,000	20,108	2,778,809
	2020	409,807	—	1,716,894	474,000	20,266	2,620,967

Steven M. Dougherty Executive Vice President, Chief Accounting Officer	2022	450,000	—	1,567,930	344,250	18,714	2,380,894
	2021	435,000	—	1,509,706	783,000	21,747	2,749,453
	2020	451,230	—	1,555,474	469,800	24,222	2,500,726

Joel C. Lambert Executive Vice President, Chief Legal, Compliance and Safety Officer	2022	470,000	—	1,786,732	359,550	18,714	2,634,996
	2021	470,000	—	1,706,269	740,250	44,365	2,960,884
	2020	486,730	—	1,578,347	507,600	22,902	2,595,579

(1)

The material terms of our outstanding LTIP awards are described in “Compensation Discussion and Analysis - Long-Term Incentive Plan Awards.” Unit award amounts reflect the aggregate grant date fair value of unit awards granted during the periods. For performance units granted in 2021, the value of the distributions is converted into units each quarter based on the closing price of CEQP units on the payment date and this value is included in the total unit awards amounts. See Part IV, Item 15. Exhibits, Financial Statement Schedules, Note 13 of our Annual Report on Form 10-K for the year December 31, 2022 for more information.

(2)	All Other Compensation for Fiscal Year 2022 consisted of the following:

Name	401(k) Matching Contributions ($)	Group Term Life Insurance ($)	Other ($)(1)(2)	Total ($)

Robert G. Phillips	18,300	2,286	82,253	102,839

Robert T. Halpin	18,300	162	14,139	32,601

John W. Black	18,300	54	—	18,354

William H. Moore	18,300	60	20,283	38,643

Steven M. Dougherty	18,300	414	—	18,714

Joel C. Lambert	18,300	414	—	18,714

(1)

Represents the incremental cost to the Partnership for the personal use of the Partnership’s aircraft and other personal benefits. Aircraft benefits are determined by applying the SIFL milage rates published by the DOL to executives’ personal use. In 2022, Messrs. Phillips, Halpin and Moore had $46,257, $14,139, and $20,284 respectively in personal aircraft use.

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Executive Compensation

(2)

Mr. Phillips received reimbursements for membership dues in the amount of $24,210 for a country club, and $4,149 for a dining club. Incremental expenses related to these organizations are primarily for business purposes.

Grants of Plan-Based Awards

Grants of Plan-Based Awards in 2022

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payout Under Equity Incentive Plan Awards(2)			All Other Unit Awards (#)(3)	Grant Date Fair Value of Unit and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Robert G. Phillips	01/05/22							115,984	3,235,954

	02/14/22	800,000	1,000,000	1,400,000	32,751	65,502	131,004		2,052,040

Robert T. Halpin	01/05/22							59,804	1,668,532

	02/14/22	600,000	720,000	1,008,000	10,008	20,015	40,030		627,035

John W. Black	01/05/22							18,757	523,320

	02/14/22	400,000	360,000	504,000	1,883	3,766	7,532		117,983

William H. Moore	01/05/22							34,659	966,986

	02/14/22	425,000	425,000	595,000	10,440	20,879	41,758		654,100

Steven M. Dougherty	01/05/22							42,407	1,183,155

	02/14/22	450,000	405,000	567,000	6,141	12,282	24,564		384,775

Joel C. Lambert	01/05/22							42,588	1,188,205

	02/14/22	470,000	423,000	592,200	9,553	19,105	38,210		598,527

(1)	Actual amounts paid pursuant to the annual incentive bonus are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)

Represents grants of performance units granted under the Long-Term Incentive Plan. The vesting of the performance units is subject to the attainment of pre-established performance goals based on adjusted EBITDA, distributable cash flow per unit and total shareholder return relative to the Alerian MLP Index during the third year of a three-year fiscal period. The amounts in the table reflect the grant date fair value of the performance unit awards.

(3)

Represents grants of restricted units granted under the Long-Term Incentive Plan. For each NEO, the restricted unit awards granted on January 5, 2022 will vest ratably (33.33%) over a three-year period beginning on the first anniversary of the grant date.

(4)

Unit award amounts reflect the aggregate grant date fair value of unit awards granted during 2022. See Part IV, Item 15. Exhibits, Financial Statement Schedules, Note 13 of our Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of the assumptions used to determine the value of the awards.

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Executive Compensation

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

The Executive Employment Agreements provide for the base salary, target bonus amounts and a target equity compensation grant described in our “Compensation Discussion and Analysis.”

Under the terms of the Executive Employment Agreements, if the named executive officer’s employment is terminated during the initial term or a subsequent one-year renewal by Crestwood Operations, LLC (“Crestwood Operations”) without “employer cause” or the executive resigns due to “employee cause” or the named executive officer’s employment with Crestwood Operations terminates as a result of Crestwood Operations’ election not to renew the Executive Employment Agreement or due to the executive’s death or permanent disability, the executive will be entitled to receive, subject to the executive’s execution of a release of claims, severance equal to two (or, in the case of Mr. Phillips, three) times the sum of the executive’s base salary and average annual bonus for the prior two years, payable in equal installments over an 18-month period following termination. In addition, the named executive officer would be entitled to certain subsidized medical benefits over such 18-month period. If the named executive officer fails to comply with covenants in the Executive Employment Agreement, the release of claims or similar agreement, he forfeits the right to receive any severance payment installments following such failure to comply.

On February 22, 2018, Crestwood Operations entered into an Omnibus Amendment to each Executive Employment Agreement (“Omnibus Amendment”). Pursuant to the Omnibus Amendment, if the employment of Messrs. Halpin, Moore, Dougherty or Lambert is terminated during the period beginning three months prior to a Change of Control and ending twelve months after a Change of Control, then the severance amount payable shall be increased to three times the sum of base salary and average annual bonus for the prior two years.

On January 6, 2023, Crestwood Operations entered into a 2023 Omnibus Amendment to each Executive Employment Agreement with each the NEOs (“Second Omnibus Amendment”). Pursuant to the Second Omnibus Amendment, equity awards issued on or after January 1, 2023, will not become vested in connection with a Change of Control (as defined in the Plan). Such awards will, however, become vested in connection with any termination by the Employer for reasons other than Employer Cause or any resignation by the employee due to Employee Cause (each as defined in the Executive Employment Agreement). The Second Omnibus Amendment also makes certain additional changes to the Executive Employment Agreements, including updating the definition of “Employee Cause” in each employment agreement to provide that a change in the employee’s reporting relationship will be a basis for resignation, clarifying the manner performance awards will become vested in connection with a termination by the Employer for reasons other than Employer Cause or resignation by the employee due to Employee Cause, and conforming the terms of the confidentiality provisions to comply with changes in applicable law.

For more information regarding potential severance and/or Change of Control payments for the NEOs, please see the section below titled “Potential Payments Upon Termination or Change of Control.”

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Executive Compensation

Outstanding Equity Awards and Units Vested

The following table summarizes the outstanding equity awards as of the end of Fiscal 2022 for the each of our NEOs (although as noted below, some of these awards may have vested prior to this filing). The table includes restricted units and performance units granted under the Crestwood Equity Partners LP Long Term Incentive Plan. The market value for CEQP units is based on the NYSE closing price of $26.19 on December 30, 2022.

Outstanding Equity Awards at 2022 Fiscal Year-End

	Unit Awards
Name	Restricted Units That Have Not Vested	Vest Date	Market Value of Units That Have Not Vested($)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)(1)	Vest Date	Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)

Robert G. Phillips	34,610	January 3, 2023	906,436	51,796	February 10, 2023	1,356,536

	38,661	January 5, 2023	1,012,532	30,000	February 16, 2024	785,700

	56,200	January 6, 2023	1,471,878	65,502	February 14, 2025	1,715,497

	38,661	January 5, 2024	1,012,532

	30,000	January 6, 2024	785,700

	56,200	January 6, 2024	1,471,878

	38,022	December 27, 2024	995,796

	38,662	January 5, 2025	1,012,558

Robert T. Halpin	16,223	January 2, 2023	424,880	13,813	February 10, 2023	361,762

	14,872	January 3, 2023	389,498	6,000	February 16, 2024	157,140

	19,934	January 5, 2023	522,071	20,015	February 14, 2025	524,193

	24,148	January 6, 2023	632,436

	19,935	January 5, 2024	522,098

	6,000	January 6, 2024	157,140

	24,149	January 6, 2024	632,462

	15,209	December 27, 2024	398,324

	19,935	January 5, 2025	522,098

John W. Black	4,867	January 2, 2023	127,467	7,750	February 10, 2023	202,973

	3,353	January 3, 2023	87,815	3,766	February 14, 2025	98,632

	6,252	January 5, 2023	163,740

	5,444	January 6, 2023	142,578

	20,000	August 12, 2023	523,800

	6,252	January 5, 2024	163,740

	5,445	January 6, 2024	142,605

	3,333	July 9, 2024	87,291

	8,000	July 9, 2024	209,520

	6,253	January 5, 2025	163,766

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Executive Compensation

	Unit Awards
Name	Restricted Units That Have Not Vested	Vest Date	Market Value of Units That Have Not Vested($)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)(1)	Vest Date	Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)

William H. Moore	16,223	January 2, 2023	424,880	10,360	February 10, 2023	271,328

	9,613	January 3, 2023	251,764	4,000	February 16, 2024	104,760

	11,553	January 5, 2023	302,573	20,879	February 14, 2025	546,821

	15,609	January 6, 2023	408,800

	11,553	January 5, 2024	302,573

	4,000	January 6, 2024	104,760

	15,609	January 6, 2024	408,800

	19,011	December 27, 2024	497,898

	11,553	January 5, 2025	302,573

Steven M. Dougherty	8,112	January 2, 2023	212,453	10,360	February 10, 2023	271,328
	10,586	January 3, 2023	277,247	5,000	February 16, 2024	130,950

	14,135	January 5, 2023	370,196	12,282	February 14, 2025	321,666

	17,189	January 6, 2023	450,180

	14,136	January 5, 2024	370,222

	5,000	January 6, 2024	130,950

	17,189	January 6, 2024	450,180

	11,406	December 27, 2024	298,723

	14,136	January 5, 2025	370,222

Joel C. Lambert	12,709	January 3, 2023	332,849	12,949	February 10, 2023	339,134

	14,196	January 5, 2023	371,793	5,000	February 16, 2024	130,950

	20,636	January 6, 2023	540,457	19,105	February 14, 2025	500,360

	14,196	January 5, 2024	371,793

	5,000	January 6, 2024	130,950

	20,636	January 6, 2024	540,457

	11,406	December 27, 2024	298,723

	14,196	January 5, 2025	371,793

(1)

As described further in the CD&A section, the awards will vest on a combination of Adjusted EBITDA, Distributable Cash Flow per Unit and Total Unitholder Return, as determined over a three year period for each award as described below. Potential acceleration or forfeiture events are described in more detail below within the section titled “Potential Payments Upon Termination or Change of Control.”

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Executive Compensation

Units Vested in 2022

The following table provides information regarding restricted and performance units vesting during Fiscal 2022 for each of the NEOs. For the restricted units, the value realized on vesting was calculated by using the NYSE closing price of CEQP common units on the day immediately prior to the date that the award vested. For the performance units, the value realized on vesting was calculated by using the NYSE closing price of CEQP common units on the day the award vested.

	Unit Awards
Name	Number of Units Acquired on Vesting	Value Realized on Vesting ($)

Robert G. Phillips	402,441	11,324,193

Robert T. Halpin	127,518	3,585,190

John W. Black	20,871	589,230

William H. Moore	90,485	2,544,856

Steven M. Dougherty	94,034	2,644,227

Joel C. Lambert	114,982	3,233,226

Nonqualified Deferred Compensation Plan

None of the NEOs currently participate in the Crestwood Nonqualified Deferred Compensation Plan.

Potential Payments Upon Termination of Employment or Change of Control

Termination and Change of Control Agreements or Arrangements

Under the terms of the Executive Employment Agreements, if the named executive officer’s employment is terminated during the initial term or a subsequent one-year renewal by Crestwood Operations without “employer cause” or the executive resigns due to “employee cause” or the named executive officer’s employment with Crestwood Operations terminates as a result of death, permanent disability, or Crestwood Operations’ election not to renew the Executive Employment Agreement, the executive will be entitled to receive, subject to the executive’s execution of a release of claims, severance equal to two (or, in the case of Mr. Phillips, three) times the sum of the executive’s base salary and average annual bonus for the prior two years, payable in equal installments over an 18-month period following termination. In addition, the named executive officer would be entitled to certain subsidized medical benefits over such 18-month period and all restricted units held by the named executive officer would vest in full. The vesting of the performance units would depend on how much of the original performance period remains outstanding.

Under the terms of the Executive Employment Agreements (other than Mr. Phillips), if the named executive officer is terminated during the period beginning three months prior to a Change of Control and ending twelve months after a Change of Control, then the severance amount payable shall be increased to three times the sum of his base salary and average annual bonus for the prior two years.

If the named executive officer fails to comply with covenants in the Executive Employment Agreement (such as non-compete restrictions), the release of claims or similar agreement, he forfeits the right to receive any severance payment installments following such failure to comply.

For purposes of the Executive Employment Agreements, the following terms are generally defined as follows:

•

“Employee Cause” will exist if one of the following occurs: (A) a substantial and continuing diminution in the nature of Employee’s responsibilities; (B) a material breach by Employer of any material provision of this Agreement; (C) a material and continuing reduction in the aggregated

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total of Employee’s Base Salary, target term sheet bonus potential and target equity percentage; (D) a reassignment by the Company of the employee’s principal place of employment to a location more than 50 miles from his principal place of employment on the Effective Date, but excluding normal business travel consistent with Employee’s duties, responsibilities and position.

•

“Permanent Disability” shall mean the inability of Employee, with or without reasonable accommodation, by reason of illness, incapacity, or other disability, to perform Employee’s duties or fulfill Employee’s employment obligations to Employer, as determined by Employer’s Senior Executive Committee and as certified in writing by a competent medical physician chosen by such Senior Executive Committee, for a cumulative total of 180 days in any 12 month period; provided, however, that such period of absence may be extended if required by applicable law.

As of December 31, 2022, the restricted units and the performance units granted to our NEOs pursuant to the Crestwood Equity Long-Term Incentive Plan will receive accelerated vesting upon the occurrence of a Change of Control, or a termination due to a termination without cause. In August 2021, the plan was amended to modify the definition of a Change of Control, the new definition of which is defined below. With respect to any performance unit that is outstanding at the time of a Change of Control, the award will vest at different levels depending on how much of the original performance period remains outstanding. If there are less than twelve months left in the performance period, the awards will be calculated at actual performance levels; if there are more than twelve months left within the original performance period, the awards will be calculated using 100% of target levels. Effective as of January 1, 2023, we further amended the plan to eliminate accelerated vesting solely in the event of a Change of Control.

In the event that an NEO is terminated due to a death or disability, the restricted units and performance units will also be accelerated. Performance units will accelerate at 100% of target levels.

The new “Change of Control” definition is generally as follows: “Change of Control,” means and shall be deemed to have occurred upon one or more of the following events:

(i) any direct or indirect sale, lease, exchange, liquidation, division or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Partnership to any person or persons, other than to one or more Affiliates;

(ii) the consolidation, reorganization, merger, recapitalization, exchange, division or other similar transaction (in one transaction or a series of related transactions) (any such transaction or series of transactions referred to herein as a “Merger”) pursuant to which (a) more than 50% of the combined voting power of the outstanding equity interests in the General Partner or its successor entities cease to be owned, directly or indirectly, by the Partnership, (b) more than 50% of the combined voting power of the outstanding equity interests in the Partnership or its successor entities cease to be, directly or indirectly, owned immediately following the Merger by the owners of such interests immediately prior to the Merger, or (c) the General Partner or one or more other Affiliates of the Partnership cease to be general partner(s) of the Partnership or its successor;

(iii) a person or group other than the Partnership or its consolidated subsidiaries directly or indirectly becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 35% of the voting power of the then outstanding common units of the Partnership or its successor; or

(iv) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board or of the board of directors or equivalent body of any successor parent of the Partnership or of the General Partner; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Partnership’s unitholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board in the ordinary course of business shall be considered as though such individual was a member of the Incumbent Board, but

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Executive Compensation

excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or otherwise outside the ordinary course of business.

The terms “cause” and “disability” generally have the same meaning as the terms provided above with respect to the Executive Employment Agreements.

The following table presents information about the gross payments potentially payable to our named executive officers pursuant to the Executive Employment Agreements, assuming each such named executive officer experienced a qualifying termination of employment on December 31, 2022. The amounts that each NEO could receive separately upon a Change of Control event, without an accompanying termination of employment, pursuant to the accelerated vesting and settlement of awards pursuant to the Crestwood Equity Long-Term Incentive Plan are also listed separately in the table below. Each value is calculated using the closing market price of the units as of December 30, 2022, which was $26.19. Each of the amounts below reflect our best estimate of the amounts that could become payable to the NEOs pursuant to existing compensation arrangements but will not be fully determinable unless or until the triggering event were to take place.

	Phillips	Halpin	Dougherty	Lambert	Moore	Black(2)(3)

Resignation without Employee Cause, Termination for Employer Cause, Retirement

Accrued, unused vacation pay	$61,538	$46,154	$34,615	$36,154	$32,692	$30,769

TOTAL:	$61,538	$46,154	$34,615	$36,154	$32,692	$30,769

Resignation with Employee Cause, Termination without Employer Cause, Death or Permanent Disability

Cash Severance	$2,400,000	$1,200,000	$900,000	$940,000	$850,000	$800,000

Average Annual Bonus	$4,800,000	$1,600,000	$1,252,800	$1,247,850	$1,264,000	$588,160

Accelerated Restricted Units	$8,669,309	$4,201,007	$2,930,372	$2,958,816	$3,004,620	$1,812,322

Accelerated Performance Units[1]	$4,361,903	$1,177,530	$824,785	$1,096,480	$1,023,749	$377,052

Benefit Continuation	$25,618	$29,613	$29,619	$29,896	$29,619	$—

Accrued, unused vacation pay	$61,538	$46,154	$34,615	$36,154	$32,692	$30,769

TOTAL:	$20,318,368	$8,254,304	$5,972,191	$6,309,196	$6,204,680	$3,608,303

Change of Control (Prior to January 1, 2023 Amendments)

Cash Severance	$2,400,000	$1,800,000	$1,350,000	$1,410,000	$1,275,000	$800,000

Average Annual Bonus	$4,800,000	$2,400,000	$1,879,200	$1,871,775	$1,896,000	$588,160

Accelerated Restricted Units	$8,669,309	$4,201,007	$2,930,372	$2,958,816	$3,004,620	$1,812,322

Accelerated Performance Units[1]	$4,361,903	$1,177,530	$824,785	$1,096,480	$1,023,749	$377,052

Benefit Continuation	$25,618	$29,613	$29,619	$29,896	$29,619	$—

Accrued, unused vacation pay	$61,538	$46,154	$34,615	$36,154	$32,692	$30,769

TOTAL:	$20,318,368	$9,654,304	$7,048,591	$7,403,121	$7,261,680	$3,608,303

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Executive Compensation

1

All unvested Performance Unit Awards illustrated in table are accelerated at 100% or target, except the 2020 PUAs. The value for these awards in the table reflect actual performance achievement certified in February 2023, as prescribed in the employee agreements when there are fewer than 12 months to the restriction period ending on December 31.

2	Mr. Black’s Employment Agreement excludes subsidized medical benefits.

3

Mr. Black’s Cash Severance value is composed of 2 times salary and average annual bonus for the prior two years in a Change of Control termination, but increased to 3 times, effective January 1, 2023, as described in the 2023 Omnibus Amendment to Employee Agreements.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth in tabular format, a summary of CEQP’s equity compensation plan information as of December 31, 2022:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	—	$—	—

Equity compensation plans not approved by security holders	—	$—	2,496,119

Total	—	$—	2,496,119

Equity Compensation Plans Not Approved by Security Holders

The Board adopted the Crestwood Nonqualified Deferred Compensation Plan (the “NQDC”) in December 2016 and an employee unit purchase plan (the “Plan” and together with NQDC, the “Compensation Plans”) in August 2018, both of which are further described below. The Compensation Plans have not been approved by our unitholders. The Compensation Committee is the administrator of the Compensation Plans.

Nonqualified Deferred Compensation Plan

Our Compensation Committee adopted the Crestwood Nonqualified Deferred Compensation Plan under which designated eligible participants may elect to defer compensation. Eligible participants include the executive officers, certain other senior officers and members of the Board.

Subject to applicable tax laws, the eligible executive and senior officers may elect to defer up to 50% of their base salary and up to 100% of incentive compensation earned and equity grants and the members of the Board may elect to defer up to 100% of their directors’ fees and equity grants. In addition to elective deferrals, the NQDC permits us to make matching contributions and discretionary contributions. Participants may elect to receive payment of their vested account balances in a single cash payment or in annual installments for a period of up to five years. Payments will be made on March 15 of any year at least one year after the deferral date, or upon separation from service. If a participant’s employment terminates before the designated year, payment is accelerated and paid in a lump sum. Compensation deferred under the Plan represents an unsecured obligation of the Partnership.

Currently, none of our NEOs or directors participate in the NQDC.

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Executive Compensation

Employee Unit Purchase Plan

In August 2018, the Board approved an employee unit purchase plan (the “Plan”) under which employees of the General Partner may purchase common units through payroll deductions up to a maximum of 10% of the employees’ eligible compensation, not to exceed $25,000 for any calendar year. Under the Plan, we anticipate purchasing common units on the open market for the benefit of participating employees based on their payroll deductions. In addition, we may match up to 10% of participating employees’ payroll deductions to purchase additional common units for participating employees. The Board authorized 1,500,000 common units (subject to adjustment as provided in the Plan) to be available for purchase. During the years ended December 31, 2022, 2021 and 2020, 9,934, 9,932 and 29,784 common units were purchased under the Plan, respectively.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO.

We identified the median employee by examining 2022 cash compensation (including, but not limited to, salary and overtime earned, 401(k) employer matches and equity grants), for all individuals, including our CEO, who were employed on December 31, 2022. We included all fulltime, salaried and hourly employees. As of December 31, 2022, we employed 727 such persons. We annualized the compensation for any employees that were not employed for all of 2022, but did not make any other assumptions, adjustments, or estimates with respect to total cash compensation or equity. Since all of our employees, including our CEO, are located in the United States, we did not make any cost-of-living adjustments in identifying the median employee. We believe the use of total cash and equity compensation for all employees is the most appropriate compensation measure since it includes the main elements of compensation for the majority of our employees.

After identifying the median employee, we calculated annual 2022 compensation for the median employee using the same methodology used to calculate the CEO’s total compensation as reflected in the Summary Compensation Table above. The median employee’s annual 2022 compensation was as follows:

Name	Year	Salary	Bonus	Equity Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total

Median Employee	2022	$90,781	$0	$0	$14,583	$6,709	$112,073

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2022 Summary Compensation Table included in this Proxy Statement, which was $7,040,833. Our 2022 ratio of Chief Executive Officer total compensation to our median employee’s total compensation is reasonably estimated to be 63:1.

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Executive Compensation

Pay Versus Performance
The following table presents total compensation for our NEOs and certain
financial performance measures for the last three completed fiscal years, which includes compensation information reported in the Summary Compensation Table to Compensation Actually Paid (CAP) in relation to Company performance. Compensation values in the Pay Versus Performance table are presented for the CEO alone and the average of other NEOs.
Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO ($)(1)(4)	Compensation Actually Paid to PEO ($)(3)(4)	Average Summary Compensation Table Totals for Non-PEO NEOs ($)(2)(4)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)(3)(4)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) ($)	Consolidated Adjusted EBITDA ($)(7)
					Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2022	7,040,833	6,797,345	2,487,914	2,378,416	115.51	188.53	72,500,000	762,100,000

2021	8,540,078	15,312,180	3,023,159	4,425,602	110.50	127.84	(37,400,000)	600,100,000

2020	6,966,286	1,380,580	2,792,688	830,408	69.70	84.00	(15,300,000)	580,300,000

(1)	Mr. Phillips was the CEO for 2020, 2021 and 2022 and is designated as the principal executive officer (“PEO”).

(2)
Messrs. Halpin, Moore, Dougherty, Lambert were NEOs for 2020, 2021 and 2022. Mr. Black was appointed to NEO status in August 2022. He does not factor into the Summary Compensation Table (SCT) for years 2020 and 2021, but equity compensation values from 2020, 2021 and 2022 were included in the average CAP for
Non-PEO
NEOs.

(3)
CAP values for 2022 is calculated based on the aggregate value of: (a) Salary earnings; (b) Unit Awards granted in 2022 and their fair market values on December 31, 2022 (performance award grants with market conditions are valued using a Monte Carlo simulation estimate); (c)
Non-Equity
Incentive Plan compensation earned in 2022 and paid in 2023; (d) All other Compensation consisting of benefits and perquisites shown in the SCT. CAP values for 2020 and 2021 used the same calculation methodology with an additional step for Unit Awards granted prior to 2022. For these grants, compensation was calculated considering actual vested values and any incremental value changes between the previous reporting year end between vesting or unvested units. CAP values illustrated in the table for the CEO and other NEOs is, therefore, combination of realized and estimated compensation not yet earned.

(4)
The tables below illustrate adjustments made to the SCT to arrive at the CAP values in the above table for both the CEO and other NEOs. Adjustments made to these values are confined to year-end
differences between equity awards versus the grant date values of such awards reported in the SCT. No adjustments are made for dividend equivalent rights (DER) units or cash distributions on unvested units since these are considered a return of capital and captured in the fair value of awards. No Equity awards failed to meet vesting conditions during any of the reported years in the table.

PEO — Pay Versus Performance Reconciled to Summary Compensation Table (SCT)
Year	SCT Total ($)	Equity Award Deductions from SCT Total ($)	Equity Award Adjustments at Year End* ($)	CAP Total ($)

2022	7,040,833	(5,287,994)	5,044,506	6,797,345

2021	8,540,078	(5,581,674)	12,353,776	15,312,180

2020	6,966,286	(4,783,070)	(802,636)	1,380,580

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PEO — * Equity award adjustment reconciliation
Year	Year-end Fair Value of Unvested Awards Granted During Year ($)	Year-over-year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Year-over-year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Total Equity Award Adjustments ($)

2022	4,839,185	22,883	182,438	5,044,506

2021	7,314,943	4,985,057	53,776	12,353,776

2020	3,048,755	(3,510,348)	(341,043)	(802,636)

Non-PEO NEOs — Pay Versus Performance Reconciled to Summary Compensation Table (SCT)
Year	SCT Total ($)	Equity Award Deductions from SCT Total ($)	Equity Award Adjustments at Year End* ($)	CAP Total ($)

2022	2,487,914	(1,582,524)	1,473,026	2,378,416

2021	3,023,159	(1,710,545)	3,112,988	4,425,602

2020	2,792,688	(1,791,227)	(171,053)	830,408

Non- PEO NEOs — * Equity Award Adjustment Reconciliation
Year	Year-end Fair Value of Unvested Awards Granted During Year ($)	Year-over-year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Year-over-year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Total Equity Award Adjustments ($)

2022	1,456,571	(39,817)	56,272	1,473,026

2021	1,966,886	1,119,861	26,241	3,112,988

2020	1,060,546	(1,168,873)	(62,726)	(171,053)

(5)
TSR is calculated on the value of an initial, fixed investment on January 1, 2020 of $100 in our common units at the end of each reporting year in the table, after considering distributions received by holders of our common units during each reporting year.

(6)
Peer Group TSR is calculated on the value of an initial, fixed investment on January 1, 2020 of $100 in the common units of a group of our peer companies during 2020, 2021 and 2022 weighted based on their relative market capitalization during that period. TSR is calculated on a cumulative basis at the end of each reporting year in the table, after considering distributions received by holders of their common units during each reporting year. Our peers for the 2020 year consisted of WMB, NGL, DCP, ENBL, ENLC, ETRN, GEL, MMP, MPLX, NS, SMLP, SRLP, TRGP and WES. Our peers for the 2021 year consisted of TRGP, DCP, ENLC, MPLX, SRLP, ENBL, MMP, GEL, WMB, WES, NS, ETRN and SMLP. Our peers for the 2022 year consisted of TRGP, DCP, ENLC, MPLX, AM, MMP, GEL, WMB, WES, NS, ETRN, NGL and SMLP.

(7)
Consolidated Adjusted EBITDA is defined as income before income taxes, plus debt-related costs (interest and debt expense, net and gain (loss) on modification/extinguishment of debt) and depreciation, amortization and accretion expense (“EBITDA”), after considering the adjusted earnings impact of our unconsolidated affiliates by adjusting equity earnings or losses from our unconsolidated affiliates to reflect our proportionate share (based on the distribution percentage) of their EBITDA, excluding gains and losses on long-lived assets and other impairments. Adjusted EBITDA also considers the impact of certain significant items, such as unit-based compensation charges, gains or losses and impairments on long-lived assets, impairments of goodwill, third party costs incurred related to potential and completed acquisitions, certain environmental remediation costs, the change in fair value of commodity inventory-related derivative contracts, costs associated with the realignment and restructuring of our operations and corporate structure, and other transactions identified in a specific reporting period. For more information about Adjusted EBITDA along with a reconciliation of net income (loss) to Adjusted EBITDA, please see Item 7. Results of Operations in our Annual Report on Form 10-K as of December 31, 2022.

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Executive Compensation

Tabular List of Most Important Performance Measures used to Link CAP to NEOs for the Most Recently Completed Fiscal Year to Company Performance

Count (1)	Measure (2)	Category

1	Consolidated Adjusted EBITDA	Financial

2	Consolidated Distributable Cash Flow Per Unit	Financial

3	Return on Capital Invested	Financial

4	Total Unitholder Return (TSR)	Financial

5	Safety	Non-Financial

6	Sustainability	Non-Financial

(1)	Counts are provided for quantitative purposes only and do not imply or infer any ranking of one measure over the other.

(2)	Safety and Sustainability are separate measures comprised of weighted subsets. See Annual Incentive Awards for constituent parts to these measures.

58

  Certain Relationships and Related Person

  Transactions

Review, Approval or Ratification of Transactions with Related Persons

Our related person transactions policy applies to any transaction since the beginning of our fiscal year (or currently proposed transaction) in which we or any of our subsidiaries was or is to be a participant, the amount involved exceeds $120,000 and any director, director nominee, executive officer, 5% or greater unitholder (or their immediate family members) had, has or will have a direct or indirect material interest. A transaction that would be covered by this policy would include, but not be limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Under our related person transactions policy, related person transactions may be entered into or continue only if the transaction is deemed to be “fair and reasonable” to us, in accordance with the terms of our Partnership Agreement. Under our Partnership Agreement, transactions that represent a “conflict of interest” may be approved in one of three ways and, if approved in any of those ways, will be considered “fair and reasonable” to us and the holders of our common units. The three ways enumerated in our related person transactions policy for reaching this conclusion include:

i.	approval by the Conflicts Committee under Section 7.9 of our Partnership Agreement (Special Approval);

ii.

approval by our Chief Executive Officer applying the criteria specified in Section 7.9 of our Partnership Agreement if the transaction is in the normal course of the Partnership’s business and is (a) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (b) fair to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership); and

iii.	approval by an independent committee of the Board (either the Audit Committee or a Special Committee) applying the criteria in Section 7.9 of our Partnership Agreement.

Once a transaction is approved in any of these ways, it is “fair and reasonable” and accordingly deemed (i) approved by all of our partners and (ii) not to be a breach of any fiduciary duties of the General Partner.

The General Partner determines in its discretion which method of approval is required depending on the circumstances.

Under our Partnership Agreement, when determining whether a related party transaction is “fair and reasonable,” if the General Partner elects to adopt a resolution or a course of action that has not received Special Approval, then the General Partner may consider:

•	the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest;

•	any customary or accepted industry practices and any customary or historical dealings with a particular person;

•	any applicable generally accepted accounting principles or practices; and

•	such additional factors as the General Partner or Conflicts Committee determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances.

A related party transaction that is approved by the Conflicts Committee is conclusively deemed to be fair and reasonable to us. Under our Partnership Agreement, the material facts known to the General Partner or any of our affiliates regarding the transaction must be disclosed to the Conflicts

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Certain Relationships and Related Person Transactions

Committee at the time the committee gives its approval. When approving a related party transaction, the Conflicts Committee considers all factors it considers relevant, reasonable or appropriate under the circumstances, including the relative interests of any party to the transaction, customary industry practices and generally accepted accounting principles.

Under our Partnership Agreement, in the absence of bad faith by the General Partner, the resolution, action or terms so made, taken or provided by the General Partner with respect to approval of the related party transaction will not constitute a breach of our Partnership Agreement or any standard of fiduciary duty.

Under our related person transactions policy, as well as under our Partnership Agreement, there is no obligation to take any particular conflict to the Conflicts Committee as empaneling that committee is entirely at the discretion of the General Partner. In many ways, the decision to engage the Conflicts Committee can be analogized to the kinds of transactions for which a Delaware corporation might establish a special committee of independent directors. The General Partner considers the specific facts and circumstances involved. Relevant facts would include:

•

the nature and size of the transaction (i.e., transaction with a controlling unitholder, magnitude of consideration to be paid or received, impact of proposed transaction on the General Partner and holders of common units);

•	the related person’s interest in the transaction;

•	whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances;

•	if applicable, the availability of other sources of comparable services or products; and

•	the financial costs involved, including costs for separate financial, legal and possibly other advisors at our expense.

When determining whether a related party transaction is in the normal course of our business and is (a) on terms no less favorable to us than those generally being provided to or available from unrelated third parties or (b) fair to us, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to us), the General Partner considers any facts and circumstances that it deems to be relevant, including:

•	the terms of the transaction, including the aggregate value;

•	the business purpose of the transaction;

•	the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest;

•	whether the terms of the transaction are comparable to the terms that would exist in a similar transaction with an unaffiliated third party;

•	any customary or accepted industry practices;

•	any applicable generally accepted accounting principles or practices; and

•	such additional factors as the General Partner or the Conflicts Committee determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances.

60

  Report of the Audit Committee

The Audit Committee of the Board oversees the Partnership’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2022.

The Partnership’s independent registered public accounting firm, Ernst & Young LLP, is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America. The Audit Committee reviewed with Ernst & Young LLP the firm’s judgment as to the quality, not just the acceptability, of the Partnership’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

The Audit Committee discussed with Ernst & Young LLP the matters required to be discussed under applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee received written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence from management and the Partnership.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

The Audit Committee

Angela A. Minas, Chair

David Lumpkins

Frances M. Vallejo

61

  Proposal 3 – Ratification of Appointment

  of Independent Public Accounting Firm

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the independent auditors of the Partnership for the fiscal year ending December 31, 2023. Ernst & Young LLP has audited the Partnership’s consolidated financial statements since 2013. The 2022 audit of the Partnership’s annual consolidated financial statements was completed on February 24, 2023.

The Board of Directors is submitting the selection of Ernst & Young LLP for ratification at the Annual Meeting. The submission of this matter for approval by unitholders is not legally required, but the Board of Directors and the Audit Committee believe the submission provides an opportunity for unitholders through their vote to communicate with the Board of Directors and the Audit Committee about an important aspect of corporate governance. If the unitholders do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider the selection of that firm as the Partnership’s auditors.

The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Partnership’s auditors. The unitholders’ ratification of the selection of Ernst & Young LLP does not limit the authority of the Audit Committee to change auditors at any time.

The Company expects that representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

The Board of Directors recommends a vote "FOR" the ratification of the selection of Ernst & Young LLP as the independent auditor of the Partnership for 2023.

62

  Audit and Other Fees

The Audit Committee has approved the use of Ernst & Young LLP as our independent principal accountant. All services provided by our independent principal accountant are subject to pre-approval by the Audit Committee. The Audit Committee is informed of each engagement of the independent principal accountant to provide services to us.

We have engaged Ernst & Young LLP as our independent principal accountant. The following table summarizes fees we were billed by Ernst & Young LLP for independent auditing, tax and related services for each of the last two fiscal years:

($ millions)	2022	2021

Audit-related fees(1)	$2.9	$1.8

All other fees(2)	0.2	0.1

Total	$3.1	$1.9

(1)

Includes fees related to the performance of the annual audit and quarterly reviews (including internal control evaluation and reporting) of the consolidated financial statements of Crestwood Equity and Crestwood Midstream and its subsidiaries.

(2)	Includes fees primarily associated with other SEC filings.

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   PROPOSAL 4 – TO APPROVE THE THIRD AMENDMENT TO THE

   CRESTWOOD EQUITY PARTNERS LP 2018 LONG TERM

   INCENTIVE PLAN (THE “LTIP PROPOSAL”)

The Crestwood Equity Partners LP 2018 Long Term Incentive Plan (the “LTIP”), was adopted by the Board of Directors of our General Partner (the “Board”) and approved by the unitholders on May 10, 2018. At this Annual Meeting, unitholders will be asked to approve an increase in the number of units available for issuance under the LTIP (the “Third Amendment”) by 2,500,000 units. If approved by the Partnership’s unitholders at the Annual Meeting, the Third Amendment to the LTIP will become effective April 1, 2023. The terms of the Third Amendment is attached hereto as Annex A. If the Third Amendment becomes effective, the Partnership will register the additional units on a Registration Statement on Form S-8 as soon as practicable following the effective date.

Summary of the Third Amendment to the LTIP

The use of unit-based awards under the LTIP continues to be a key element of the Partnership’s compensation program. The purpose of the Third Amendment is to increase the number of common units that the Partnership may issue under the LTIP by 2,500,000 units, from 4,000,000 to 6,500,000 units. As of February 17, 2023, 2,005,476 units associated with outstanding awards were expected to vest, and there were no options, vested and unvested, outstanding and unexercised. No other equity awards were outstanding under the LTIP as of such date. Of the 4,000,000 units currently authorized for issuance under the LTIP, there remain only 1,516,305 units available for grant as of February 17, 2023.

Consequence of Failing to Approve the LTIP Proposal

If this LTIP Proposal and the Third Amendment is not approved by the Partnership’s unitholders, the LTIP will continue to be effective, and there will be no impact on the rights of existing award holders under the LTIP. However, if this LTIP Proposal and the Third Amendment is not approved by the Partnership’s unitholders, we do not expect to be able to issue any meaningful equity-based compensation awards pursuant to the LTIP to eligible employees and directors in the future, and the Partnership would be required to reevaluate our compensation programs in general.

Summary of the Amended Plan

Equity-based compensation awards have always been integral to our compensation strategy and we have used grants of equity-based awards to provide employees, consultants and directors with incentive compensation awards to encourage superior performance and enhance the ability of our General Partner, the Partnership and their respective affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and to encourage them to devote their best efforts to advancing the business of the Partnership. Therefore, to attract, retain and motivate non-employee directors, officers and key management employees of exceptional abilities and, in recognition of the significant contributions to the long-term performance and growth of the Partnership and its subsidiaries made by these individuals, the Board has adopted the Third Amendment to the LTIP, subject to unitholder approval. Approval of the Third Amendment will permit the Partnership to continue to use unit-based compensation to align unitholder and employee interests and to motivate employees and others providing services to the Partnership or any subsidiary. While the Board is cognizant of the potential dilutive effect of compensatory awards, it also recognizes the significant motivational and performance benefits that are achieved from making such awards. The Board determined that an increase of 2,500,000 units was appropriate based on a number of factors, including: the current number of units available under the LTIP, the number of units that remain subject to outstanding options, phantom units and restricted units, the potential dilutive effects on the Partnership’s unitholders, the Partnership’s historical annual burn rates, and the anticipated future needs for equity to be able to attract and retain key employees and members of our leadership team.

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Proposal to Approve the Third Amendment to the Crestwood Equity Partners LP 2018 Long Term Incentive Plan (the “LTIP Proposal”)

Description of the LTIP Plan

The following description is a summary of the principal provisions of the LTIP, including the terms of the Third Amendment. A copy of this Third Amendment is attached to this proxy statement as Annex A, and you should refer to the LTIP for further details of the plan and awards that may be made thereunder. This summary is qualified in its entirety by reference to Annex A and the terms of the LTIP.

Key Terms of the LTIP

Plan Term	The LTIP automatically expires 10 years from the date of the First Amendment to the LTIP, unless, if earlier, the LTIP is terminated by the Board or the committee appointed by the Board to administer the LTIP, or the date all available common units available have been delivered. Awards granted prior to the LTIP’s termination date will continue to be effective in accordance with their respective terms and conditions even after the LTIP’s termination.

Eligible Participants	Any (i) employee of us, our General Partner, or the respective affiliates either who performs services for or on behalf of us or an affiliate, (ii) independent contractor, other than a member of the Board, who performs services for the benefit of us or our General Partner or an affiliate of either; or (iii) a member of the Board or a board of directors of an affiliate who is not an employee of consultant are eligible to receive awards under the LTIP.

Common Units Authorized for Issuance	2,500,000, subject to adjustment to prevent dilution or enlargement of LTIP benefits in the case of equity restructurings, transactions and similar changes in our capitalization.

Award Types	Options, Unit Appreciation Rights, Restricted Units, Phantom Units, Distribution Equivalent Rights, Other Unit-Based Awards, Cash Awards, Unit Awards, Substitute Awards, and Performance Awards.

Change of Control	Defined as the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one or a series of related transactions) of all or substantially all of the assets of Crestwood Partners, LLC (“Crestwood Partners”) or us to any Person or its Affiliates, other than our General Partner, us or any of our affiliates; (ii) the consolidation, reorganization, merger, recapitalization, exchange, division or other similar transaction (in one transaction or a series of related transactions) (any such transaction or series of transactions referred to herein as a “Merger”) pursuant to which (a) more than 50% of the combined voting power of the outstanding equity interests in the General Partner or its successor entities cease to be owned, directly or indirectly, by the Partnership, (b) more than 50% of the combined voting power of the outstanding equity interests in the Partnership or its successor entities cease to be, directly or indirectly, owned immediately following the Merger by the owners of such interests immediately prior to the Merger, or (c) the General Partner or one or more other Affiliates of the Partnership cease to be general partner(s) of the Partnership or its successor; (iii) a person or group other than the Partnership or its consolidated subsidiaries directly or indirectly becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 35% of the voting power of the then outstanding common units of the Partnership or its

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Proposal to Approve the Third Amendment to the Crestwood Equity Partners LP 2018 Long Term Incentive Plan (the “LTIP Proposal”)

successor; or (iv) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board or of the board of directors or equivalent body of any successor parent of the Partnership or of the General Partner; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Partnership’s unitholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board in the ordinary course of business shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or otherwise outside the ordinary course of business.

Notwithstanding the above, with respect to an award that constitutes a “deferral of compensation” within the meaning of Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), a “Change of Control” shall not occur unless that Change of Control also constitutes a “change in the ownership of a corporation,” a “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets,” in each case, within the meaning of Section 1.409A-3(i)(5) of the Treasury Regulations, as applied to non-corporate entities.

Restrictions on Options and Unit Appreciation Rights	The exercise price of an Option or Unit Appreciation Right that does not provide for the deferral of compensation under Section 409A (except by reason of satisfying the short-term deferral rule set forth under Section 409A) may be no less than the fair market value of the underlying units as of the date of grant, except with respect to substitute awards granted in connection with a merger, consolidation or acquisition.

Other Provisions	Awards are non-transferrable, except by will or by the laws of descent and distribution; no automatic grants are provided; no excise tax gross-ups are provided.

Purpose of the LTIP

The purpose of the LTIP is to promote the interests of our General Partner, us and the affiliates of both us and our General Partner by providing to employees, consultants and directors incentive compensation awards to encourage superior performance. The LTIP is also contemplated to enhance the ability of our General Partner, us and our respective affiliates to attract and retain the services of individuals who are essential for our growth and profitability and to encourage them to devote their best efforts to advancing our business. In furtherance of such purpose, the LTIP provides for the issuance of a variety of equity-based grants, including grants of (i) options, (ii) unit appreciation rights, (iii) restricted units, (iv) phantom units, (v) cash awards, (vi) performance awards, (vii) distribution equivalent rights, and (viii) other unit-based awards (collectively or individually referred to as “Awards”).

The LTIP is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The LTIP will be effective as of the date the LTIP is approved by our unitholders, and will terminate on the earliest of (i) the date terminated by the Board or the Compensation Committee of the Board, (ii) the date all available common units under the LTIP have been paid or issued, or (iii) the ten-year anniversary of August 20, 2021. Awards granted prior to the LTIP’s

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Proposal to Approve the Third Amendment to the Crestwood Equity Partners LP 2018 Long Term Incentive Plan (the “LTIP Proposal”)

termination date will continue to be effective in accordance with their respective terms and conditions even after the LTIP’s termination.

Administration of the LTIP

The LTIP will be administered by a committee (the “Committee”) of the Board, appointed by such Board, which will administer the LTIP pursuant to its terms and applicable laws, unless the Board declines to appoint a committee, in which case, the Board shall serve as the Committee and administer the LTIP. The Committee has broad discretion to administer the LTIP, interpret its provisions, and adopt policies for implementing the LTIP. This discretion includes the power to:

•	designate participants;

•	determine the type or types of Awards to be granted to a participant;

•	determine the number of common units to be covered by Awards;

•	determine the terms and conditions of any Award;

•	determine whether, to what extent, and under what circumstances Awards may be settled (including settlement in cash), exercised, canceled, or forfeited;

•	interpret and administer the LTIP and any instrument or agreement relating to an Award made under the LTIP;

•	establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the LTIP; and

•	make any other determination and take any other action that the plan administrator deems necessary or desirable for the administration of the LTIP.

The plan administrator may delegate any or all of its powers and duties under the LTIP, including the power to grant Awards, to the Chief Executive Officer of our General Partner. However, pursuant to any such delegation, the Chief Executive Officer of our General Partner would not be permitted to grant Awards to, or take any action with respect to any Award previously granted to, a person who is an officer subject to Rule 16b-3 promulgated by the Securities Exchange Commission (“SEC”) or a member of the Board.

Units Subject to the Plan

Subject to unitholder approval of the Third Amendment to the LTIP, the total aggregate number of common units that will be available for delivery with respect to Awards under the LTIP will be 4,016,305 units. This number consists of the 2,500,000 units being requested in connection with this Third Amendment, as well as 1,516,305 units that were still available for issuance, or were forfeited or otherwise generally terminated without delivery. As of December 30, 2022 (the last trading day of fiscal year 2022), the price per share of the Partnership’s common unit was $26.19. The units issued pursuant to Awards under the LTIP may be authorized and unissued units or units that the Partnership reacquired, including units purchased in the open market. Pursuant to the terms of the LTIP, if any Award is forfeited, canceled, exercised, settled in cash, or otherwise terminated without the actual delivery of common units pursuant to such Award, then any common units that are so forfeited, canceled, exercised, settled in cash, or otherwise terminated without the actual delivery of common units shall be available to satisfy future Awards under the LTIP.

The common units delivered pursuant to the LTIP shall consist, in whole or part, of (i) common units acquired in the open market, (ii) common units acquired from us (including newly issued units), our General Partner, any of our affiliates or any other person or (iii) any combination of the foregoing. The fair market value of a common unit on a given date will be the closing sales price of a common unit on the immediately preceding trading date.

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Proposal to Approve the Third Amendment to the Crestwood Equity Partners LP 2018 Long Term Incentive Plan (the “LTIP Proposal”)

Persons Who May Participate in the LTIP

Employees of us, our General Partner, or any of our respective affiliates, and the non-employee members of the Board, are eligible to receive Awards (the “Eligible Persons”). As of February 17, 2023, approximately 157 individuals, including 7 executive officers, 7 non-employee directors and 143 other employees were eligible to receive Awards under the LTIP. Eligible persons designated by the plan administrator to receive Awards under the LTIP are referred to as “Participants.” A Participant under the LTIP will be eligible, at the discretion of the plan administrator, to receive an Award pursuant to the terms of the LTIP and subject to any limitations imposed by appropriate action of the plan administrator or within the individual award agreement.

Awards under the LTIP

Options. Options may be granted under the LTIP to purchase a specific number of common units at a set exercise price. The exercise price of each option granted under the LTIP will be determined by the plan administrator at the time the option is granted, provided that each option may not have an exercise price that is less than the fair market value of a common unit on the date of grant unless the option is a substitute award, is exempt from Section 409A as a short-term deferral, or complies with Section 409A.

The plan administrator will determine the manner in which, and time or times at which, an option will vest and become exercisable, in whole or in part. The plan administrator will also determine the methods and form of payment for the exercise of an option (including, without limitation, payment in cash, check acceptable to us, withholding Units from the Award, a “cashless-broker” exercise through procedures approved by us, or any combination thereof) and the methods and forms in which common units will be delivered to a Participant.

Unit Appreciation Rights. A unit appreciation right is an Award that, upon exercise, entitles the holder to receive the excess, if any, of the fair market value of a common unit on the exercise date over the grant price of the unit appreciation right. The excess may be paid in cash and/or in common units as determined by the plan administrator in its discretion. The plan administrator will have the authority to determine to whom unit appreciation rights will be granted, the number of common units to be covered by each grant, and the conditions and limitations applicable to the exercise of the unit appreciation right. The grant price per unit appreciation right will be determined by the plan administrator at the time the unit appreciation right is granted, but each unit appreciation right (other than a substitute award, an award that is exempt from Section 409A by reason of the short-term deferral rule, or an award that is compliant with Section 409A), must have an exercise price that is not less than the fair market value of a common unit on the date of grant. The plan administrator will determine the time or times at which a unit appreciation right may be exercised in whole or in part.

Restricted Unit Awards. A restricted unit is a common unit granted under the LTIP that is subject to a risk of forfeiture, restrictions on transferability, and any other restrictions that may be imposed by the plan administrator in its discretion. The plan administrator will have the authority to determine to whom restricted units will be granted, the number of restricted units to be granted to each Participant, the duration of any restrictions, the conditions under which the restricted units may become vested or forfeited, and any other terms and conditions as the plan administrator may establish with respect to the Awards. Upon or as soon as reasonably possible following the vesting of each restricted unit, subject to any applicable federal income tax withholding, a Participant will be entitled to have the restrictions removed from his or her Award so that the Participant then holds an unrestricted common unit.

To the extent provided by the plan administrator in its discretion, a grant of restricted units may provide that a distribution made by us with respect to the restricted units (a “Unit Distribution Right” or “UDR”) will be subject to the same forfeiture and other restrictions as the restricted unit.

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Proposal to Approve the Third Amendment to the Crestwood Equity Partners LP 2018 Long Term Incentive Plan (the “LTIP Proposal”)

If restricted, UDRs will be held, without interest, until the restricted unit vests or is forfeited, with the UDR being paid or forfeited at the same time, as the case may be. Absent a restriction on UDRs in the applicable Award agreement, UDRs will be paid to the holder of the restricted unit without restriction at the same time as cash distributions are paid by us to our unitholders.

Phantom Unit Awards. A phantom unit is a right to receive a common unit or an amount of cash equal to the fair market value of a common unit if certain conditions set forth in the Award agreement are met. The plan administrator will have the authority to determine the eligible persons to whom phantom units will be granted, the number of phantom units to be granted to each Participant, and any other terms and conditions as the plan administrator may establish. Upon vesting of each phantom unit, subject to any applicable federal income tax withholding, the Participant will be entitled to settlement of the phantom unit and shall receive either a common unit or cash equal to the fair market value of a common unit, as determined by the plan administrator in its discretion and as provided in the applicable Award agreement.

Distribution Equivalent Rights. To the extent provided by the plan administrator in its discretion, an Award granted under the LTIP may include a contingent right, granted in tandem or as a separate Award to receive an amount of cash, units, restricted units and/or phantom units, as determined by the plan administrator, equal to the value of any distributions made by us with respect to a common unit during the period such Award is outstanding (a “Distribution Equivalent Right” or “DER”). A DER grant may provide that the DER will be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the plan administrator), be subject to the same vesting restrictions as a respective tandem Award, or be subject to other provisions or restrictions as determined by the plan administrator in its discretion and as provided in the applicable Award agreement.

Unit Awards. The LTIP permits the grant of units under the LTIP in a number determined by the plan administrator in its discretion, as a bonus or additional compensation or in lieu of cash compensation the individual is otherwise entitled to receive, in such amounts as the plan administrator determines to be appropriate.

Other Unit-Based Awards and Cash Awards. The LTIP also permits the grant of “other unit-based awards,” which are awards that, in whole or in part, are valued or based on or related to the value of a common unit. The vesting of other unit-based awards may be based on a Participant’s continued service, the achievement of specified performance criteria or other measures. On vesting (or on a deferred basis upon specified future dates or events), other unit-based awards may be paid in cash and/or in units, as determined by the plan administrator. The LTIP also permits the grant of cash awards, as an element of or supplement to, or independent of any other Award under the LTIP.

Performance-Based Awards. The right of a Participant to exercise, vest in or receive settlement of any Award, and the timing thereof, may be subject to such performance conditions as the plan administrator may specify. Performance conditions may be based on one or more performance goals as determined by the plan administrator.

Other Provisions

Tax Withholding. We or one of our affiliates will be authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant, the amount (in cash, common units, other securities or other property) of any applicable taxes payable with respect to the grant of an Award, its exercise, the lapse of restrictions applicable to an Award or in connection with any payment relating to an Award or the transfer of an Award and to take such other actions as may be necessary to satisfy the withholding obligations with respect to an Award. With respect to any Participant who is subject to Rule 16b-3, such tax withholding shall be effected in a way to ensure that such withholding is exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 or other applicable exemption.

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Proposal to Approve the Third Amendment to the Crestwood Equity Partners LP 2018 Long Term Incentive Plan (the “LTIP Proposal”)

Anti-Dilution Adjustments. Upon the occurrence of any “equity restructuring” event that could result in an additional compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) if adjustments to Awards with respect to such event were discretionary, the plan administrator will equitably adjust the number and type of common units covered by each outstanding Award and the terms and conditions of such Award to equitably reflect the restructuring event, and the plan administrator will adjust the number and type of common units with respect to which future Awards may be granted under the LTIP. Upon the occurrence of a similar event that would not result in a FASB ASC Topic 718 accounting charge if adjustments to Awards were discretionary, the plan administrator shall have complete discretion to adjust Awards in the manner it deems appropriate. In the event the plan administrator makes any such adjustments, a corresponding and proportionate adjustment shall be made with respect to the maximum number of common units available under the LTIP and the kind of units or other securities available for grant under the LTIP.

Change of Control. If specifically provided in an Award agreement, upon a Change of Control, the Award may automatically vest and be payable or become exercisable in full, as the case may be. “Change of Control” for purposes of the LTIP has the meaning set forth above.

Amendment. The Board or the plan administrator may terminate or amend the LTIP or any part of the LTIP at any time in any manner, including increasing the number of common units that may be granted, subject to the requirements of the securities exchange upon which the common units are listed at that time and of applicable tax and securities laws. The plan administrator may also waive any conditions or rights under, amend the terms of or alter any outstanding Award as long as no such change would materially reduce the rights or benefits of a Participant without the consent of the Participant or cause the LTIP or cause such Award to fail to comply with the requirements of Section 409A of the Code.

Transferability of Awards. Options and unit appreciation rights are only exercisable by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights pass by will or the laws of descent and distribution. No Award or right granted under the LTIP may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered and any such purported transfer shall be void and unenforceable. Notwithstanding the foregoing, (i) the plan administrator may, in its discretion, allow a Participant to transfer an Award without consideration to an immediate family member or a related family trust, limited partnership, or similar entity on the terms and conditions established by the plan administrator from time to time; and (ii) an Award may be transferred pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to us of a written request for such transfer and a certified copy of such order.

Forfeiture of Awards. Unless waived by the plan administrator or otherwise provided in a written agreement between us and a Participant, an unvested Award that is still outstanding will be forfeited by the Participant upon termination of the Participant’s employment with or service to our General Partner or its affiliates or membership on the Board, as applicable.

Federal Income Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the United States federal tax consequences to Participants arising from participation in the LTIP. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of Participants in the LTIP may vary depending on the particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, options or unit appreciation rights that provide for a “deferral of compensation” within the meaning of Section 409A, phantom units, and certain other Awards that may be granted pursuant to the LTIP could be subject to

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Proposal to Approve the Third Amendment to the Crestwood Equity Partners LP 2018 Long Term Incentive Plan (the “LTIP Proposal”)

additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A and the guidance promulgated thereunder.

Options; Unit Appreciation Rights

Participants will not realize taxable income upon the grant of an option or a unit appreciation right. Upon the exercise or, if later, the settlement of an option or a unit appreciation right, a Participant will recognize ordinary compensation income (subject to withholding) in an amount equal to the excess of (i) the amount of cash or the fair market value of the common units received, over (ii) the exercise price (if any) paid therefore. A Participant will generally have a tax basis in any common units received pursuant to the exercise of a unit appreciation right, or pursuant to the cash exercise of an option, that equals the fair market value of the common units on the date of exercise. Subject to the discussion under “Tax Code Limitations on Deductibility” below, we or one of our affiliates will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

When a Participant sells the common units acquired as a result of the exercise of an option or unit appreciation right, any appreciation (or depreciation) in the value of the common units after the exercise date is treated as long-term or short-term capital gain or loss for federal income tax purposes, depending on the holding period. The common units must be held for more than 12 months in order to qualify for long-term capital gain treatment.

The LTIP allows the plan administrator to permit the transfer of Awards in limited circumstances. See “Other Provisions — Transferability of Awards.”

The Internal Revenue Service (the “IRS”) has not provided formal guidance on, nor even specifically addressed, the income tax consequences of a transfer of options or unit appreciation rights. However, the IRS has informally indicated that after a transfer of options (other than to a former spouse pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the option. If options are transferred to a former spouse pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time. Options granted under the LTIP and that are transferred will likely be subject to the same tax treatment. The transfer of an option may result in gift tax consequences to a Participant.

Phantom Unit Awards; Restricted Unit Awards

A Participant will not have taxable income at the time of the grant of a phantom unit Award, but rather, will generally recognize ordinary compensation income at the time such Participant receives common units or a cash payment in satisfaction of the phantom unit Award in an amount equal to the fair market value of the common units received or the cash payment, whichever is applicable. In addition, the Participant will be subject to ordinary income tax upon the payment of a DER. In general, a Participant will recognize ordinary compensation income as a result of the receipt of common units pursuant to a restricted unit Award in an amount equal to the fair market value of the common units when the common units are received over the amount, if any, paid for such units, provided, that if the common units are not transferable or are subject to a substantial risk of forfeiture when received, the Participant will recognize ordinary compensation income in an amount equal to such excess based on the fair market value of common units (i) when the common units first become transferable or are no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make a valid election under Section 83(b) of the Code, or (ii) when the common units are received, in cases where a Participant makes a valid election under Section 83(b) of the Code.

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Proposal to Approve the Third Amendment to the Crestwood Equity Partners LP 2018 Long Term Incentive Plan (the “LTIP Proposal”)

A Participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time such Participant recognizes income under the rules described above with respect to common units or cash received. Directors must make their own arrangements for satisfying any tax obligations they may incur in connection with the receipt of an Award under the LTIP. Distributions that are received by a Participant prior to the time that the common units are taxed to the Participant under the rules described in the preceding paragraph are taxed as additional compensation, not as distributions on common units. The tax basis in the common units received by a Participant will equal the amount recognized by such Participant as compensation income under the rules described in the preceding paragraph plus the amount, if any, paid for the common units, and the Participant’s capital gains holding period in those common units will commence on the later of the date the common units are received or the restrictions lapse (provided that, if a valid election under Section 83(b) of the Code is made with respect to restricted units, then the holding period in such units will begin on the date of receipt of the units).

Subject to the discussion immediately below, we or one of our affiliates will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Tax Code Limitations on Deductibility

In order for the amounts described above to be deductible by us or one of our affiliates, the amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

New Plan Benefits

The Awards, if any, that will be made to eligible persons under the LTIP are subject to the discretion of the plan administrator and, therefore, we cannot currently determine the benefits or number of units subject to Awards that may be granted in the future to eligible employees, officers and directors under the LTIP, or the amount or the number of units that would have been granted to the eligible individuals had the LTIP been in place during the prior fiscal year. The Partnership made its annual equity awards under the LTIP for fiscal year 2022 to the NEOs, non-employee directors, and to its other eligible employees. The grants to the NEOs are reflected in the “Fiscal Year 2022 Grants of Plan-Based Awards” section that can be found on page 47 of this proxy statement. The grants to the non-employee directors are reflected in the “Director Compensation for 2022” table on page 20.

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Proposal to Approve the Third Amendment to the Crestwood Equity Partners LP 2018 Long Term Incentive Plan (the “LTIP Proposal”)

As of the date of this proxy statement, the following Awards have been granted under the LTIP since August 20, 2021:

Name and Position, or Group, as Applicable	Dollar Value ($)(1)	Number of Units

All Named Executive Officers:

• Robert G. Phillips, Founder, Chairman, Chief Executive Officer	12,411,576	475,904

• Robert T. Halpin, President	5,131,683	196,767

• John W. Black, Executive Vice President, Chief Financial Officer	1,543,675	59,190

• William H. Moore, Executive Vice President, Corporate Strategy	3,808,176	146,019

• Steven M. Dougherty, Executive Vice President, Chief Accounting Officer	3,571,004	136,925

• Joel C. Lambert, Executive Vice President, Chief Legal, Compliance and Safety Officer	4,032,177	154,608

All Current Executive Officers as a Group	32,901,380	1,261,556

All Current Directors as a Group	1,622,228	62,202

All Employees as a Group, Excluding Current Executive Officers	36,841,077	1,412,618

(1)	The amounts reported in this column were computed based on the closing price of our common units on February 17, 2023, which was $26.08 per share.

Securities Authorized for Issuance Under Equity Compensation Plans

As of the date of the adoption of the Third Amendment to the LTIP, the number of units that may be delivered with respect to awards under the LTIP may not exceed 4,016,305 units, subject to specified anti-dilution adjustments.

Vote Required

The approval of a majority of the votes cast by our common unitholders is required to approve the LTIP Proposal. Votes “for” and “against” and abstentions count as votes cast. Thus, abstentions have the effect of a vote against the LTIP Proposal. Executed proxies returned by a broker or other nominee holding common units in “street name” indicating that the broker or other nominee does not have discretionary authority as to certain common units to vote on the proposals (a “broker non-vote”) do not count as votes cast. The number of votes cast “for” the LTIP Proposal must represent a majority of the votes cast in respect of the LTIP Proposal in order to be approved. A properly executed proxy submitted without voting instructions will be voted (except to the extent that the authority to vote has been withheld) “FOR” the LTIP Proposal.

Recommendation

The Board Unanimously recommends a vote "FOR" Approval of the LTIP Proposal.

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  Other Information

Expenses of Solicitation

The accompanying proxy is solicited by and on behalf of the Board of Directors, and the cost of such solicitation will be borne by the Partnership. D.F. King & Co., Inc. may solicit proxies by personal interview, mail, telephone, and electronic communications. We will pay $25,000 for additional proxy solicitation services. We will also supply proxy materials to brokers and other nominees to solicit proxies from beneficial owners, and we will reimburse them for their expenses in forwarding solicitation materials. Solicitations also may be made by personal interview, mail, telephone, and electronic communications by directors, officers, and other employees of the Partnership without additional compensation.

Other Matters

As of the date of this proxy statement there are no other matters that we intend to present, or have reason to believe others will present, at the Annual Meeting. If, however, other matters properly come before the Annual Meeting, the accompanying proxy authorizes the persons named as proxies or their substitutes to vote on such matters as they determine appropriate.

Proposals of Unitholders

Our Partnership Agreement includes separate advance notice provisions applicable to unitholders desiring to bring nominations for directors before an annual unitholders’ meeting other than pursuant to the Partnership Agreement’s proxy access provisions or to bring proposals before an annual unitholders’ meeting other than pursuant to Rule 14a-8. These advance notice provisions require that, among other things, unitholders give timely written notice to the General Partner regarding such nominations or proposals and provide the information and satisfy the other requirements set forth in the Partnership Agreement.

To be timely, a unitholder who intends to present nominations or a proposal at the 2023 Annual Meeting of Unitholders other than pursuant to the Partnership Agreement’ proxy access provisions or Rule 14a-8 must provide the information set forth in the Partnership Agreement to the General Partner no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of this Annual Meeting. However, if we hold the 2023 Annual Meeting of Unitholders more than 30 days before, or more than 70 days after, the anniversary of the 2022 Annual Meeting date, then the information must be received no earlier than the 120th day prior to the 2023 Annual Meeting date, and not later than (i) the 90th day prior to the 2023 Annual Meeting date and (ii) the tenth day after public disclosure of the 2023 Annual Meeting date, whichever is later. If a unitholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

Householding; Availability of Annual Report on Form 10-K and Proxy Statement

A copy of our Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Annual Report”) accompanies this proxy statement. If you and others who share your mailing address own common units in street name, meaning through a bank, brokerage firm, or other nominee, you may have received a notice that your household will receive only one annual report

74

Other Information

and proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, from each company whose units are held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single copy of this proxy statement and the 2022 Annual Report (and/or a single copy of our Notice of Internet Availability of Proxy Materials) has been sent to your address. Each street name unitholder receiving this proxy statement by mail will continue to receive a separate voting instruction form.

If you would like to revoke your consent to householding and in the future receive your own set of proxy materials (or your own Notice of Internet Availability of Proxy Materials, as applicable), or if your household is currently receiving multiple copies of the same items and you would like in the future to receive only a single copy at your address, please contact Investor Relations at (832) 519-2200, or write to Crestwood Equity Partners LP, 811 Main Street, Suite 3400, Houston, Texas 77002, and indicate your name, the name of each of your brokerage firms or banks where your common units are held, and your account numbers. The revocation of a consent to householding will be effective 30 days following its receipt. You will also have an opportunity to opt in or opt out of householding by contacting your bank or broker.

If you would like an additional copy of the 2022 Annual Report on Form 10-K, this Proxy statement, or the Notice of Internet Availability of Proxy Materials, these documents are available in digital form for download or review by visiting Key Investor Materials at www.crestwoodlp.com/investors. Alternatively, we will promptly send a copy of these documents to you without charge upon request by mail to Investor Relations, Crestwood Equity Partners LP or Crestwood Midstream Partners LP, 811 Main Street, Suite 3400, Houston, Texas 77002, or by calling 832-519-2200. Please note, however, that if you did not receive a printed copy of our proxy materials and you wish to receive a paper proxy card or voting instruction form or other proxy materials for the purposes of the Annual Meeting, you should follow the instructions included in your Notice of Internet Availability of Proxy Materials.

If you own common units in street name, you can also register to receive all future unitholder communications electronically, instead of in print. This means that links to the annual report, proxy statement, and other correspondence will be delivered to you via e-mail. Holders in street name should follow the instructions received from your bank or broker to register for electronic delivery.

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Annex A

THIRD AMENDMENT TO THE

CRESTWOOD EQUITY PARTNERS LP

2018 LONG TERM INCENTIVE PLAN

WHEREAS, Crestwood Equity GP, LLC, a Delaware limited liability company (the “General Partner”), the general partner of Crestwood Equity Partners LP, a Delaware limited partnership (the “Partnership”) has previously adopted the Crestwood Equity Partners LP 2018 Long Term Incentive Plan (the “Plan”);

WHEREAS, the General Partner now desires to amend the Plan to increase the number of units available for issuance pursuant to the Plan;

WHEREAS, the Plan was previously amended pursuant to the First Amendment to the Plan which amendment was effective immediately prior to the closing of the acquisition by the Partnership of all of the outstanding limited liability company interests in the General Partner (the “First Amendment Effective Date”)

NOW, THEREFORE, the Plan shall be amended pursuant to this Third Amendment as follows effective April 1, 2023 (the “Amendment Effective Date”), subject to approval of the Partnership’s unitholders at the 2023 Annual Meeting:

1.	The first sentence of Section 4(a) of the Plan shall be deleted and the following shall be substituted therefor:

“Subject to adjustment as provided in Section 4(c) and Section 7, the number of Units that may be delivered on and after the First Amendment Effective Date, with respect to Awards under the Plan is 6.5 million and includes 4 million Units available as of the First Amendment Effective Date and an additional 2.5 million Units available as of the Third Amendment Effective Date.”

2.	As amended hereby, the Plan is specifically ratified and reaffirmed.

IN WITNESS WHEREOF, the undersigned has caused this Third Amendment to be on the Amendment Effective Date, effective for all purposes as provided above.

CRESTWOOD EQUITY GP, LLC

By:
Name:	Robert G. Phillips
Title:	Founder, Chairman and Chief Executive Officer

A-1

P.O. BOX 8016, CARY, NC 27512-9903	YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET Go To: www.proxypush.com/CEQP • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote

PHONE Call 1-866-318-2454 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions

MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

You must register to attend the meeting online and/or participate at www.proxydocs.com/CEQP

Crestwood Equity Partners LP
Annual Meeting of Holders

For Holders of record as of March 15, 2023

TIME:	Thursday, May 11, 2023 2:00 PM, Central Time
PLACE:	Annual Meeting to be held live via the Internet -
please visit www.proxydocs.com/CEQP for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Robert T. Halpin, Joel C. Lambert and Michael K. Post (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the units of Crestwood Equity Partners LP which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE UNITS REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, UNITS WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your units unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Crestwood Equity Partners LP

Annual Meeting of Holders

Please make your marks like this:    ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 3 AND 4

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS

1.	To elect the three directors named in the proxy statement to serve as Class II directors on the board of directors of our general partner, Crestwood Equity GP, LLC, until the 2026 annual meeting of unitholders or until their respective successors are elected and qualified
		FOR	WITHHOLD
	1.01 David Lumpkins	☐	☐		FOR

	1.02 Frances M. Vallejo	☐	☐		FOR

	1.03 Gary D. Reaves	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	To approve, on a non-binding advisory basis, our named executive officer compensation.	☐	☐	☐	FOR

3.	To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for Crestwood Equity Partners LP for the fiscal year ending December 31, 2023.	☐	☐	☐	FOR

4.	To approve the Third Amendment to the Crestwood Equity Partners LP 2018 Long-Term Incentive Plan to increase the number of units authorized for issuance.	☐	☐	☐	FOR

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

You must register to attend the meeting online and/or participate at www.proxydocs.com/CEQP

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date